UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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XL CAPITAL LTD

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XL CAPITAL LTD

_______________________

NOTICE OF ANNUAL GENERAL MEETING OF HOLDERS OF CLASS A ORDINARY SHARES
TO BE HELD ON FRIDAY, APRIL 27, 2007

_______________________

Hamilton, Bermuda

March 19, 2007

TO THE HOLDERS OF CLASS A ORDINARY SHARES OF XL CAPITAL LTD:

     Notice is hereby given that the Annual General Meeting of holders (the “Shareholders”) of Class A Ordinary Shares of XL Capital Ltd (the “Company”) will be held at the principal executive offices of the Company, located at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda, on Friday, April 27, 2007 at 8:30 a.m. local time for the following purposes:

1.	To elect four Class III Directors to hold office until 2010;

2.	To ratify the appointment of PricewaterhouseCoopers LLP, New York, New York, to act as the independent registered public accounting firm of the Company for the year ending December 31, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only Shareholders of record, as shown by the transfer books of the Company at the close of business on March 8, 2007, are entitled to receive notice of and to vote at the Annual General Meeting.

     PLEASE VOTE YOUR PROXY BY TELEPHONE, INTERNET OR MAIL AS DIRECTED ON THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOUR SHARES WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED IN THE PROXY STATEMENT. IF NO INSTRUCTION IS GIVEN, YOUR SHARES WILL BE VOTED “FOR” ITEMS 1 AND 2 IN THE PROXY.

By Order of The Board of Directors, Kirstin Romann Gould Secretary

XL CAPITAL LTD

_______________________

PROXY STATEMENT

FOR THE

ANNUAL GENERAL MEETING OF HOLDERS OF CLASS A ORDINARY SHARES

TO BE HELD ON APRIL 27, 2007

_______________________

     The accompanying proxy is solicited by the Board of Directors of XL Capital Ltd (the “Company”) to be voted at the Annual General Meeting of holders (the “Shareholders”) of the Company’s Class A Ordinary Shares (the “Shares”) to be held on April 27, 2007 and any adjournments thereof.

     When such proxy is properly executed and returned, the Shares of the Company it represents will be voted at the meeting on the following: (1) the election of the four nominees for Class III Directors identified herein, and (2) the ratification of the appointment of PricewaterhouseCoopers LLP, New York, New York (the “Independent Auditor”), to act as the independent registered public accounting firm of the Company for the year ending December 31, 2007.

     Any Shareholder giving a proxy has the power to revoke it prior to its exercise by giving notice of such revocation to the Secretary of the Company in writing at XL House, One Bermudiana Road, Hamilton, HM 11, Bermuda, by attending and voting in person at the Annual General Meeting or by executing a subsequent proxy, provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken.

     Shareholders of record as of the close of business on March 8, 2007 will be entitled to vote at the Annual General Meeting. As of March 8, 2007, there were 180,054,134 outstanding Shares entitled to vote at the Annual General Meeting, with each Share entitling the holder of record thereof to one vote at the Annual General Meeting (subject to certain limitations set forth in the Company’s Articles of Association—see footnote 1 under the heading “Beneficial Ownership”).

     This Proxy Statement, the attached Notice of Annual General Meeting and the accompanying proxy card are first being mailed to Shareholders on or about March 19, 2007.

     Other than the approval of the minutes of the 2006 Annual General Meeting, the Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the Notice of Meeting. If any such matter comes before the Annual General Meeting, including any Shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

     The election of each nominee for Director and the ratification of the appointment of the Independent Auditor referred to in Item 2 above require the affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting, provided there is a quorum (consisting of one or more Shareholders present in person or by proxy holding at least fifty percent (50%) of the issued and outstanding Shares entitled to vote at the Annual General Meeting). Shares owned by Shareholders electing to abstain from voting with respect to any proposal and “broker non-votes” will be counted towards the presence of a quorum but will not be considered present and voting with respect to the elections of nominees for Director or other matters to be voted upon at the Annual General Meeting. Therefore, abstentions and “broker non-votes” will have no effect on the outcome of the proposals to elect directors or to ratify the appointment of the Auditors.

BENEFICIAL OWNERSHIP

     The following table sets forth certain information with respect to each person or group that, as of March 8, 2007, was, to the Company’s knowledge, the beneficial owner of more than 5% of the Company’s outstanding Shares. There were 180,054,134 Shares outstanding as of March 8, 2007. The table is based upon information contained in filings with the Securities and Exchange Commission (the “SEC”).

	Amount and Nature
Name and Address of Beneficial Owner	of Beneficial Ownership (1)	Percent of Class
Capital Research and Management Company	17,526,720	9.7%(2)
333 South Hope Street, Los Angeles, CA 90071
AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle,	15,874,037	8.8%(3)
AXA Courtage Assurance Mutuelle, AXA and AXA Financial, Inc.
26, rue Drouot, 75009 Paris, France; 25, avenue Matignon, 75008
Paris, France; 1290 Avenue of the Americas, New York, NY, 10104
Franklin Resources, Inc.	15,852,230	8.8%(4)
One Franklin Parkway, San Mateo, CA 94403-1906
Barrow, Hanley, Mewhinney & Strauss, Inc.	15,498,926	8.6%(5)
2200 Ross Avenue, 31st Floor, Dallas, TX 75201-2761
Pzena Investment Management, LLC	12,211,309	6.8%(6)
120 West 45th Street, 20th Floor, New York, NY 10036
________________
(1)

Each Share has one vote, except that if, and for so long as, the votes conferred by the Controlled Shares (as hereinafter defined) of any person constitute 10% or more of the votes conferred by the issued Shares, the voting rights with respect to the Controlled Shares owned by such person shall be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in the Company’s Articles of Association. “Controlled Shares” include, among other things, all Shares that a person (as defined in the Company’s Articles of Association) owns directly, indirectly or constructively (within the meaning of Section 13(d)(3) of the Exchange Act or Section 958 of the Internal Revenue Code of 1986, as amended).

(2)

Represents 5,704,500 Shares with sole voting power; also represents 17,526,720 Shares with sole dispositive power and includes (i) 542,640 Shares resulting from the assumed conversion of 2,040,000 6.50% Equity Security Units issued by the Company in March 2004 and expiring May 15, 2007; and (ii) 899,580 Shares resulting from the assumed conversion of 2,900,000 7.00% Equity Security Units issued by the Company in December 2005 and expiring February 15, 2009.

(3)

Represents 11,328,175 Shares with sole voting power and 1,459,818 Shares with shared voting power; also represents 15,867,525 Shares with sole dispositive power and 6,512 Shares with shared dispositive power.

(4)	Represents 15,148,807 Shares with sole voting power; also represents 15,648,920 Shares with sole dispositive power and 203,310 Shares with shared dispositive power.
(5)	Represents 3,597,827 Shares with sole voting power and 11,901,099 Shares with shared voting power; also represents 15,498,926 Shares with sole dispositive power.
(6)	Represents 5,609,659 Shares with sole voting power; also represents 12,211,309 Shares with sole dispositive power.

BOARD OF DIRECTORS

     The Company’s Articles of Association provide that the Board of Directors (sometimes referred to herein as the “Board”) shall be divided into three classes, designated “Class I”, “Class II” and “Class III”, with each class consisting as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors.

     The term of office for each Director in Class I expires at the 2008 Annual General Meeting; the term of office for each Director in Class II expires at the 2009 Annual General Meeting; and the term of office for each Director in Class III expires at the 2007 Annual General Meeting of the Company. At each Annual General Meeting, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual General Meeting to be held in the third year following the year of their election. In 2006, there were seven meetings of the Board and all incumbent Directors attended at least 75% of such meetings and of the meetings held by all committees of the Board of which they were a member. Formal meetings of the Board and Board committees are supplemented periodically by informational meetings. In 2006, four such informational meetings of the Board were held. The Company expects Directors to attend the Annual General Meeting and eleven of our then Directors attended the 2006 Annual General Meeting.

Executive Sessions of Non-Management and Independent Directors

     The Company’s non-management Directors meet at regularly scheduled executive sessions of the Board without any member of management in attendance. In addition, the independent Directors meet as a group at least annually. Mr. Glauber and, in his absence, Mr. Comey were selected by the independent Directors to act as presiding Director (the “Lead Director”) at such executive sessions of the Board. The next meeting at which the Lead Director is to be selected, is scheduled to occur immediately before the Company’s 2008 Annual General Meeting and on each second anniversary thereafter.

Independence Standards

     The Board has adopted categorical standards to assist it in making determinations as to whether Directors have any material relationships with the Company for purposes of determining independence under the listing standards of the New York Stock Exchange (the “NYSE”) and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The categorical standards are attached as Appendix A to this Proxy Statement. In accordance with these standards, the Board of Directors determined (i) in February 2006 that Mr. Weiser, who retired as a Director of the Company immediately prior to the Company’s Annual General Meeting of Shareholders in 2006, was independent in accordance with such categorical standards; (ii) in February 2007 that each of Messrs. Comey, Glauber, Haag, Mauriello, McQuade, Rance, Senter and Thornton and Drs. Parker and Thrower is independent in accordance with such categorical standards; and (iii) that no transactions or relationships existed that were inconsistent with a determination that each such Director is independent.

     In reaching its conclusion with respect to each of the independent directors, the Board considered that (i) three Directors (Messrs. Glauber, O’Hara and Mauriello) are directors on boards of entities on which other Directors are executive officers (Mr. McQuade and Dr. Thrower), (ii) a Director (Mr. McQuade) is an executive officer of a company to which the Company provides insurance and conducts business in the ordinary course at levels that do not exceed the limits contained in the NYSE rules, (iii) a Director (Mr. Mauriello) receives a pension from a company that does business with the Company, (iv) a Director (Mr. McQuade) has a family member who is employed by an investment bank that does work for the Company from time to time, but the family member is not involved in the work for the Company, (v) a Director (Mr. Senter) is a director at a public subsidiary of the Company and (vi) a Director (Dr. Thrower) is an executive director of a charitable organization to which the Company and certain directors and executive officers make contributions.

Code of Conduct

     The Company has adopted a Code of Business Conduct and Ethics, which applies to all of the Company’s Directors, officers (including the Chief Executive Officer) and employees. The Company has also adopted a Code of Ethics for XL Senior Financial Officers applicable to the Company’s chief financial officer, controller and other persons performing similar functions. The Company will post on its website at www.xlcapital.com any amendment to or waiver under the Code of Business Conduct and Ethics or the Code of Ethics for XL Senior Financial Officers granted to any of its Directors or executive officers that relates to any element of the code of ethics definition set forth in Item 406 of Regulation S-K of the Securities Act of 1933, as amended.

Website Access to Governance Documents

     The Company’s Director Independence Standards, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics for XL Senior Financial Officers, the charters for the Audit Committee, Compensation Committee, Nominating & Governance Committee, Finance Committee, and Public Affairs Committee, and other Company ethics and governance materials are available free of charge on the Company’s website at www.xlcapital.com or by writing to Investor Relations, XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM 11, Bermuda.

Committees

     The Board has established an Audit Committee, a Compensation Committee, a Nominating & Governance Committee, a Finance Committee and a Public Affairs Committee. Each member of the Audit Committee is independent as independence for Audit Committee members is defined in the NYSE listing standards and Rule

10A-3 promulgated under the Exchange Act. Each member of the Compensation Committee, the Nominating & Governance Committee and the Public Affairs Committee is independent (as defined in the NYSE listing standards).

Audit Committee

     The Audit Committee’s primary purpose is to assist in the Board’s oversight of the integrity of the Company’s financial statements, including its system of internal controls, the Independent Auditor’s qualifications, independence and performance, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Auditor in preparing or issuing an audit report or performing other audit, review or attestation services for the Company. Messrs. Thornton (Chairman), Comey, Mauriello, McQuade, Rance, Senter and Dr. Thrower comprise the Audit Committee. The Audit Committee met six times during 2006 and held ten informational meetings in 2006. The Board has determined that each of Messrs. Mauriello, McQuade, Senter and Thornton is an “audit committee financial expert” (as that term is defined in Item 401(h) of Regulation S-K).

Compensation Committee

     The Compensation Committee reviews the performance and compensation of the Chairman, the Chief Executive Officer and other senior executives and has overall responsibility for approving and evaluating compensation and benefit plans of the Company. Messrs. Comey (Chairman), Glauber and McQuade comprise the Compensation Committee. The Compensation Committee met six times during 2006 and held three informational meetings in 2006. On September 15, 2006, the Board elected Mr. Glauber as a member of the Compensation Committee.

Nominating & Governance Committee

     The Nominating & Governance Committee makes recommendations to the Board as to nominations for the Board and Board committee memberships and compensation for Board and Board committee members, as well as structural, governance and procedural matters. The Nominating & Governance Committee also reviews the performance of the Board and the Company’s succession planning. Drs. Parker (Chairman) and Thrower and Mr. Mauriello comprise the Nominating & Governance Committee. The Nominating & Governance Committee met six times during 2006. On February 24, 2006, the Board elected Mr. Mauriello as a member of the Nominating & Governance Committee.

     Identifying and Evaluating Nominees

     The Nominating & Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. When the Board determines to seek a new member, whether to fill a vacancy or otherwise, the Nominating & Governance Committee utilizes third-party search firms and considers recommendations from Board members, management and others, including Shareholders. In general, the Nominating & Governance Committee looks for new members possessing superior business judgment and integrity who have distinguished themselves in their chosen fields of endeavor and who have knowledge or experience in the areas of insurance, reinsurance, financial services or other aspects of the Company’s business, operations or activities.

     Nominees Recommended by Shareholders

     The Nominating & Governance Committee will consider, for Director nominees, persons recommended by Shareholders, who may submit recommendations to the Nominating & Governance Committee in care of the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda. To be considered by the Nominating & Governance Committee, such recommendations must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. Nominees for Director who are recommended by Shareholders to the Nominating & Governance Committee will be evaluated in the same manner as any other nominee for Director. Nominations by Shareholders may also be made at an Annual General Meeting in the manner set forth under “Shareholder Proposals for 2008 Annual General Meeting.”

Finance Committee

     The Finance Committee establishes and recommends the financial policies of the Company and reviews the Company’s capital structure, issuances of securities, dividend policy, mergers, acquisitions and divestitures, significant strategic investments, overall investment policy and performance, all major risk management exposures and annual business plan and budget. Messrs. Esposito (Chairman), Glauber, Haag, O’Hara, Senter and Thornton and Dr. Parker comprise the Finance Committee. The Finance Committee met six times during 2006 and held four informational meetings in 2006. Messrs. Glauber and Haag were elected by the Board as members of the Finance Committee on September 15, 2006 and June 9, 2006, respectively.

Public Affairs Committee

     The Public Affairs Committee reviews the Company’s policies and programs that relate to public issues of significance to the Company and the public at large, the Company’s relationship with external constituencies and the non-financial issues that impact the Company’s reputation. The Public Affairs Committee also oversees the Company’s program of charitable giving. Mr. Rance (Chairman) and Drs. Parker and Thrower comprise the Public Affairs Committee. On July 26, 2006, the Board elected Dr. Thrower as a member of the Public Affairs Committee. The Public Affairs Committee met twice during 2006.

Communications with Members of the Board of Directors and its Committees

     Shareholders and other interested persons may communicate directly with one or more Directors (including the Lead Director or all non-management Directors as a group) by writing to them in care of the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda and specifying the intended recipient(s). All such communications will be forwarded to the appropriate Director(s) for review, other than communications that are advertisements or other commercial solicitations or communications.

DIRECTOR COMPENSATION

     The Company compensates each of its non-employee Directors (except for the Chairman of the Board and the Chief Executive Officer (who is also an employee of the Company)), (collectively, the “Non-Employee Directors”) through a mixture of cash and equity-based compensation.

Director Summary Compensation Table

     The following table sets forth the compensation paid by the Company to Non-Employee Directors for services rendered in the fiscal year ended December 31, 2006:

					Change in
					Pension Value
				Non-Equity	and
	Fees			Incentive	Nonqualified
	Earned or			Plan	Deferred	All Other
	Paid in	Stock	Option	Compensation	Compensation	Compensation
Name	Cash ($)	Awards ($)	Awards ($)	($)	Earnings	($)
(1)(2)	(3)	(4)(5)(6)	(7)(8)(9)	(10)	(11)	(12)	Total ($)
Dale R. Comey	$132,500	$125,836	$42,609	—	—	$6,140	$307,085
Robert Glauber	$45,333	$33,520	$87,590	—	—	—	$166,443
Herbert Haag	$54,333	$97,322	$127,445	—	—	$1,140	$280,240
Joseph Mauriello	$122,500	$118,428	$126,267	—	—	$6,140	$373,335
Eugene McQuade	$125,500	$121,257	$42,609	—	—	$6,140	$295,506
Robert Parker	$114,500	$133,229	$42,609	—	—	$3,640	$293,978
Cyril Rance	$121,500	$129,024	$42,609	—	—	$1,140	$294,273
Alan Z. Senter	$129,000	$126,608	$42,609	—	—	$54,050	$352,267
John T. Thornton	$133,000	$137,170	$42,609	—	—	$6,140	$318,919
Ellen E. Thrower	$120,500	$129,433	$42,609	—	—	$3,640	$296,182
John W. Weiser	$49,334	$103,803	$0	—	—	$1,425	$154,562
_______________
(1)

Brian M. O’Hara, the Company’s President and Chief Executive Officer, is not included in this table, as he is an employee of the Company and therefore receives no compensation for his service as a Director. The compensation received by Mr. O’Hara as an employee of the Company is shown in the ‘Summary Compensation Table’on page 14. Mr. Esposito, the Chairman of the Board of Directors, is not included in this table. Mr. Esposito’s compensation is described under “Compensation Paid to the Chairman of the Board” below.

(2)

Mr. Glauber, having originally served on the Company’s Board from 1998 to May 2005, was appointed as a Director of the Company on September 15, 2006. Mr. Weiser retired as a Director of the Company immediately prior to the Company’s Annual General Meeting of Shareholders in 2006.

(3)

See “Cash Compensation Paid to Non-Employee Directors” below. Includes the annual retainer fee of $50,000 (the “Annual Fee”) paid to each Non-Employee Director for services in 2006. Messrs. Comey, Mauriello, McQuade, and Thornton, each elected to receive their entire Annual Fee in the form of Deferred Share Units (as defined and described below), which are included in the ‘Equity Securities Owned Beneficially’ table on page 13, below. Drs. Parker and Thrower elected to receive half of their Annual Fee in the form of Deferred Share Units, which are included in the ‘Equity Securities Owned Beneficially’ table on page 13, below. Includes for (i) Mr. Glauber a pro rated Annual Fee of $33,334 paid upon his appointment to the Board on September 15, 2006; (ii) Mr. Haag a pro rated Annual Fee of $33,334 paid upon his appointment to the Board on June 7, 2006; (iii) Mr. Mauriello, an additional pro rated Annual Fee of $16,667 paid to him upon his appointment to the Board on January 26, 2006; and (iv) Mr. Weiser a pro rated Annual Fee of $16,667 paid to him in 2005 for his service from January 2006 until his retirement from the Board on April 28, 2006.

(4)

See “Equity Based Compensation Paid to Non-Employee Directors” below. Represents the dollar amount recognized by the Company for financial statement reporting purposes with respect to the 2006 fiscal year, for the fair value of stock awards granted in 2006, calculated utilizing the provisions of Statement of Financial Accounting Standards No. 123R, “Share Based Payments”. See Note 21(d) of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Includes the following amounts in respect of Retainer Share Units (as described below) and dividend Share units credited to each of the Deferred Share Unit and Retainer Share Unit accounts of each of the Non-Employee Directors: Mr. Comey, $59,596; Mr. Glauber, $33,520; Mr. Haag, $34,242; Mr. Mauriello, $52,187; Mr. McQuade, $55,017; Dr. Parker, $66,989; Mr. Rance, $62,784; Mr. Senter, $60,368; Mr. Thornton, $70,930, Dr. Thrower, $63,193 and Mr. Weiser, $21,003.

(5)

Includes for Mr. Weiser, 1,250 restricted Shares awarded to him in 2006 at the fair market value of $65.89, in connection with his retirement from the Board on April 28, 2006 and as an acknowledgement of his service as the presiding Director at executive sessions of the Board.

(6)	The aggregate number of stock awards outstanding as at December 31, 2006 for each Non-Employee Director was nil.

(7)

See “Equity Based Compensation Paid to Non-Employee Directors” below. Represents the dollar amount recognized by the Company for financial statement reporting purposes with respect to the 2006 fiscal year, for the fair value of options granted to each Director in 2006, calculated utilizing the provisions of Statement of Financial Accounting Standards No. 123R, “Share Based Payments”. See Note 21(d) of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that might be realized by each Director.

(8)

See “Equity Based Compensation Paid to Non-Employee Directors” below. Includes for Mr. Haag an additional 5,000 options awarded to him upon his appointment to the Board on June 7, 2006, exercisable at $63.08, and for Mr. Mauriello, an additional 5,000 options awarded to him upon his appointment to the Board on January 26, 2006, exercisable at $69.07. Represents for Mr. Glauber a grant of 5,000 options awarded to him upon his appointment to the Board on September 15, 2006, exercisable at $67.90.

(9)

The aggregate number of option awards outstanding as at December 31, 2006 for each Director was as follows: Mr. Comey, 22,500; Mr. Glauber, 39,066; Mr. Haag, 7,500; Mr. Mauriello, 7,500; Mr. McQuade, 10,000; Dr. Parker, 34,500; Mr. Rance, 34,500; Mr. Senter, 32,823; Mr. Thornton, 32,443; Dr. Thrower, 34,500 and Mr. Weiser; 32,000.

(10)	Directors do not receive non-equity incentive plan compensation.

(11)	Directors are not entitled to participate in the Company’s Non-Qualified Deferred Compensation Plan.

(12)

See ‘Cash Compensation Paid to Non-Employee Directors’ and ‘Equity Based Compensation Paid to Non-Employee Directors’ below. Includes a cash dividend of $1,140 received by each Non-Employee Director on their restricted Shares referenced in footnote (4) above, which are paid on a quarterly basis to all Shareholders, except for Mr. Glauber, who did not receive restricted Shares in 2006 and Mr. Weiser, who received a cash dividend of $1,425 on his restricted Shares referenced in footnote (5) above. Also includes the discount related to those Deferred Share Units (as described below), awarded to Messrs. Comey, Mauriello, McQuade, Thornton and Drs. Parker and Thrower, as a result of their election to defer their respective Annual Fees. Includes for Mr. Senter, a fee of $28,500 and an award of 25,000 options exercisable at $20.50 for his service as a director on the board of Security Capital Assurance Ltd, an indirect majority-owned subsidiary of the Company. The value of Mr. Senter’s options presented in the table above represents the dollar amount recognized by the Company for financial statement reporting purposes with respect to the 2006 fiscal year, for the fair value of such options, calculated utilizing the provisions of Statement of Financial Accounting Standards No. 123R, “Share Based Payments”. See note 21(d) of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2006. This amount reflects the Company's accounting expense for this award and does not correspond to the actual value that might be realized by Mr. Senter.

Cash Compensation Paid to Non-Employee Directors

     Annual Retainer Fee

     In 2005, for service as a Director from April 2005 to April 2006, each Non-Employee Director received an annual retainer fee of $50,000, except for Messrs. Haag and Mauriello who were not Directors of the Company in 2005. In 2006, for service as a Director from April 2006 to April 2007, each Non-Employee Director received an annual retainer fee of $50,000, except for (i) Mr. Haag whose $50,000 annual retainer fee was for service as a Director from his appointment to the Board on June 7, 2006 to April 2007; (ii) Mr. Weiser who retired from the Board on April 28, 2006; and (iii) Mr. Glauber who received a pro rated annual retainer fee of $33,334 upon his appointment to the Board on September 15, 2006. In 2006, Mr. Mauriello received an additional pro rated annual retainer fee of $16,667 for his service as a Director from his appointment to the Board on January 26, 2006 to April 2006.

     Board and Committee Meeting Attendance Fees

     In 2005 and 2006, each Non-Employee Director received a Board Meeting attendance fee of $3,000 per meeting, including informational meetings. Also, each of Messrs. Comey, Parker and Rance, as the Chairman of the Compensation Committee, Nominating & Governance Committee and Public Affairs Committee, respectively received a Committee Chairman’s fee of $5,000, and each member of such Committees received a Committee attendance fee of $1,500 per meeting including informational meetings. Additionally, Mr. Thornton, as the Chairman of the Audit Committee received an annual fee of $12,000, and each of Messrs. Comey, Mauriello, McQuade, Rance, Senter and Dr. Thrower, as Audit Committee members, received (i) an Audit Committee attendance fee of $2,000 per meeting, including informational meetings and (ii) an Audit Committee retainer fee of $5,000.

     All Other Fees

     In addition to the aforementioned fees, Non-Employee Directors are reimbursed for travel, accommodation and other reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Committee meetings. The Company transports one or more Non-Employee Directors to and from such meetings on the Company’s corporate aircraft. The Company also reimburses Non-Employee Directors for continuing board education courses. No such reimbursements were made during 2006.

     Deferral of Annual Retainer Fee

     Prior to the beginning of each calendar year, Directors may elect to defer all or part of their Board annual retainer fee in increments of 10%. Deferred annual retainer fees are credited in the form of Share units (“Deferred Share Units”), the value of which is calculated by dividing 110% of the deferred annual retainer fee by the market value of the Company’s Shares on the date the fees would otherwise be paid, in accordance with the terms of the Company’s Directors Stock & Option Plan, as amended and restated (the “Directors Plan”). Deferred Share Units represent a right to receive Shares as described above. Deferred Share Units have no voting rights and receive dividend equivalents rather than cash dividends. Each Non-Employee Director receives dividend equivalents on the Deferred Share Units contained in his or her stock deferral account, which are equal in value to dividends paid on the Company’s Shares. The dividend equivalents granted are then reinvested in the Non-Employee Directors’ stock deferral accounts in the form of additional Share units. Upon retirement or termination of services as a Director, each Non-Employee Director receives a Share for each Share Unit awarded. Such Shares are received either in a lump sum on the date of the Non-Employee Director’s retirement or termination or over a period not to exceed 10 years, as elected in advance by such Non-Employee Director. Alternatively, Non-Employee Directors may elect to receive their annual retainer fees in the form of Shares having a value equal to their annual retainer fees on the date of the Annual General Meeting of the current year. In 2006, no Non-Employee Director elected to receive their annual retainer fee in the form of Shares.

     The following table shows the Non-Employee Directors that elected to defer all or a portion of their annual retainer fees (i) in 2005 for service as a Director from April 2005 to April 2006; and (ii) in 2006 for service as a Director from April 2006 to April 2007:

Director	Year	Amount Deferred	Deferred Share Units Credited
Dale R. Comey	2006	$50,000	830.31
	2005	$50,000	796.52
Joseph Mauriello *	2006	$50,000	830.31

Eugene McQuade	2006	$50,000	830.31
	2005	$50,000	796.52
Robert Parker	2006	$25,000	415.16
	2005	$25,000	398.26
John T. Thornton	2006	$50,000	830.31
	2005	$50,000	796.52
Ellen E. Thrower	2006	$25,000	415.16
	2005	$25,000	398.26

_______________________
* Mr. Mauriello was appointed to the Board in January 2006.

Equity Based Compensation Paid to Non-Employee Directors

     Restricted Shares

     In 2005, for service as a Director from April 2005 to April 2006, each Non-Employee Director was awarded 1,000 restricted Shares at the fair market value of the Shares on the date of grant, or $70.30, which vested on grant, pursuant to the terms of the Directors Plan. In 2006, for service as a Director from April 2006 to April 2007, each Non-Employee Director was awarded 1,000 restricted Shares at the fair market value of the Shares on the date of grant, or $65.89, pursuant to the terms of the Directors Plan (except for Mr. Glauber, who was appointed to the Board on September 15, 2006, and was awarded no restricted Shares and Mr. Weiser, who was awarded 1,250 restricted Shares at the fair market value of $65.89 in connection with his retirement from the Board on April 28, 2006 and as an acknowledgement of his service as the presiding Director at executive sessions of the Board).

     Options

     In 2005, for service as a Director from April 2005 to April 2006, each Non-Employee Director was awarded a grant of 2,500 options exercisable at $69.05, which vest on grant, pursuant to the terms of the Directors Plan. In 2006, for service as a Director from April 2006 to April 2007, each Non-Employee Director was awarded a grant of 2,500 options exercisable at $66.24, pursuant to the terms of the Directors Plan, except for (i) Messrs. Haag and Mauriello who were each awarded an additional 5,000 options upon their appointments to the Board in June and January 2006, respectively; (ii) Mr. Glauber who was awarded 5,000 options upon his appointment to the Board in September 2006; and (iii) Mr. Weiser who retired from the Board in April 2006. Upon appointment to the Board, each new Non-Employee Director receives a one-time award of 5,000 options.

     Retainer Share Units

     In addition, under the Company’s Stock Plan for Non-Employee Directors (the “Stock Plan”), as of the day of each year that annual retainer fees are paid to Directors, Share units are credited to the account of each Non-Employee Director (collectively, “Retainer Share Units”). The number of Retainer Share Units credited each year is equal to the annual retainer fee divided by the fair market value of a Share on the date the Deferral Share Units are credited. Dividends on the Retainer Share Units contained in a Non-Employee Director’s stock deferral account are credited as additional Share Units, which are equal in value to dividends paid on the Company’s Shares. Benefits under the Stock Plan will be distributed in the form of Shares for each Share Unit awarded following retirement or termination of a Non-Employee Director’s service on the Board. Such Shares are received either in a lump sum on the date of a Non-Employee Director’s retirement or termination or over a period not to exceed 10 years, as elected in advance by each Non-Employee Director.

Compensation Paid to the Chairman of the Board

     Mr. Esposito’s annual compensation as Chairman of the Board with respect to 2006 was comprised of a salary of $750,000, a cash bonus of $1.5 million and pension contributions of $75,000. In connection with the initial public offering of Security Capital Assurance Ltd (an indirect majority-owned subsidiary of the Company), Mr. Esposito waived his right to receive a fee of $20,750 and an award of 25,000 options for his service as a director on the board of that company, which compensation was paid to the Company. Mr. Esposito was not awarded any restricted Shares during 2006. For his 2005 performance, Mr. Esposito received in 2006 an option to purchase 60,000 Shares at the then market price of $75.48. The aggregate number of stock awards and option awards outstanding, as at December 31, 2006, for Mr. Esposito, was 17,500 and 529,040, respectively. Effective February 1, 2007, Mr. Esposito’s compensation package has been aligned with the other outside directors. He will also receive an additional $150,000 annual cash retainer for services as Chairman of the Board.

Director Share Ownership Guidelines

     The Board of Directors revised the Company’s stock ownership guidelines for Directors at its January 2004 board meeting. The guidelines require that, within three years of becoming a Director, each Director beneficially own Shares, options or Share units (or any combination thereof) with a value of at least $200,000. All of the Directors are currently in compliance with the guidelines.

PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

     In February 2007, the Company’s Board of Directors adopted written policies and procedures relating to the approval or ratification of transactions with “Related Parties”. Under these policies and procedures, Management shall present to the Nominating & Governance Committee any “Related Party Transactions” proposed to be entered into by the Company and any “Ordinary Course Related Party Transactions” known to Management, including the aggregate value of such transactions, if applicable. In reviewing proposed Related Party Transactions, the Committee shall consider, among other things, if such transactions are on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and shall review such transactions to ensure that the terms are arm’s-length or otherwise fair to the Company. In instances where an Ordinary Course Related Party Transaction is reviewed, the Committee shall determine whether such proposed transaction is in the ordinary course of business and on terms no more favorable than are made to other customers. After review, the Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, Management shall, at each subsequent Nominating & Governance Committee meeting, update the Committee as to any material change to those transactions that have been approved by the Nominating & Governance Committee. No Director may participate in any discussion or approval of a Related Party Transaction in which he or she is a Related Party.

     Under these policies and procedures, a “Related Party Transaction” is any transaction, including proposed charitable contributions or pledges of charitable contributions, in which the Company was or is a participant, and the amount involved exceeds $120,000 and in which a Related Party had or will have a direct or indirect material interest. A Related Party Transaction does not include the Company’s providing insurance and/or reinsurance to Shareholders or their affiliates, or to employers or entities associated with a Related Party in the ordinary course of business, on terms no more favorable to the (re)insureds than are made available to other customers (collectively, “Ordinary Course Related Party Transaction(s)”). A “Related Party” is a senior officer, director or nominee for director of the Company, a greater than 5% beneficial owner of the Company’s outstanding Shares, any immediate family member (as that term is defined by Item 404 of Regulation S-K) of any of the foregoing or an entity in which a person listed in the foregoing has a substantial interest in, or control of, such entity or which employs a person listed in the foregoing.

RELATED PERSON TRANSACTIONS

     Certain Shareholders of the Company and their affiliates, as well as the employers of or entities otherwise associated with certain directors and officers or their affiliates, have purchased insurance and/or reinsurance from the Company on terms the Company believes were no more favorable to these (re)insureds than those made available to other customers.

     Mr. Rance’s son and daughter-in-law received aggregate annual compensation for 2006 of approximately $350,000 from subsidiaries of the Company. Neither of Mr. Rance’s son nor daughter-in-law is an executive officer of the Company.

     The Harbour View Charitable Trust (the “Trust”) is an unconsolidated charitable trust and was established by the Company in July 2002 to generate income to be used exclusively for the benefit of Bermudian charities and to facilitate the provision of accommodations for certain of the Company’s employees. The Trustees have distributed approximately $200,000 since inception of the Trust for the benefit of Bermudian charitable purposes. The current trustees are members of non-executive management of the Company. The Trustees purchased a residence in Bermuda in 2002 for a purchase price of $3,250,000 with the intent of leasing the residence to generate income for its charitable purposes. The purchase price of the residence was funded by a gift to the Trust of approximately $1,350,000 from the Company and a loan from the Company of $2,000,000, with interest on the loan at the rate of 6.9% per annum. Principal and interest on the loan are due and payable to the Company on August 27, 2023. Upon the Trustees’ purchase of this residence, the Company entered into a 21-year lease of the residence from the Trust and a 5-year sublease of the residence to Mr. De St. Paer for a sublease rental of $18,000 per month.

     In 2006, in an effort to expand the Trust’s charitable activities in Bermuda, the Company made a loan to the Trust of approximately $10,700,000, with interest at the rate of 3.5% per annum, in order to permit the Trustees to purchase eight residential units in Bermuda. A portion of the loan was advanced by the Company in 2002 and 2003 to the sellers of the eight residential units. The Company nominated the Trustees as the purchaser of the eight residential units and instructed the sellers to apply the loaned monies as consideration for selling the eight residential units to the Trustees. The Trustees have entered into an agreement with the Company pursuant to which the Trustees will provide accommodation to certain of the Company’s and its subsidiaries’ directors, officers and employees, as the Company’s designees, by way of a lease of the residential units on standard terms for such premises and at a rent that reflects the open market rent at the time any such lease is granted. The fair market rental to be paid by the Trustees will be determined on an annual basis by an independent real estate appraiser. Under the agreement the Company pays the Trustees a fee based on the aggregate fair market rents for each of the residential units less the sum of all rents received by the Trustees during a given year under the terms of each residential lease.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC and the NYSE reports on Forms 3, 4 and 5 concerning their ownership of the Shares and other equity securities of the Company.

     The Company believes that all of its officers and Directors filed all of such reports on a timely basis during the year ended December 31, 2006. The Company is unaware of any Shareholder owning 10% or more of its equity securities.

I.    ELECTION OF DIRECTORS

     At the Annual General Meeting, four Class III Directors are to be elected to hold office until the 2010 Annual General Meeting of Shareholders. All of the nominees are currently serving as Directors and were appointed or elected in accordance with the Company’s Articles of Association. Unless authority is withheld by the Shareholders, it is the intention of the persons named in the enclosed proxy to vote for the nominees listed below. All of the nominees have consented to serve if elected, but if any becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, principal occupation and other information concerning each Director are set forth below.

     Your Board of Directors recommends that Shareholders vote FOR the nominees.

Nominees for whom Proxies will be Voted

     Nominees for Class III Directors for terms to expire in 2010:

     Joseph Mauriello, age 62, has been a Director of the Company since 2006. Mr. Mauriello was formerly Deputy Chairman and Chief Operating Officer of KPMG LLP (United States) and KPMG Americas Region from 2004 to 2005 and a director of KPMG LLP (United States) and KPMG Americas Region from 2004 to 2005. During the 40 years at KPMG, Mr. Mauriello has held numerous leadership positions, including Vice Chairman of Financial Services from 2002 to 2004. He is a Certified Public Accountant in New York and New Jersey and is a member of the American Institute of Certified Public Accountants. He is also a member of the Board of Overseers of the School of Risk Management, Insurance and Actuarial Science of the Peter J. Tobin College of Business at St. John’s University since 2002, a trustee of the St. Barnabas Medical Center in New Jersey since 2003, a member of the Board of Directors of the Alliance for Lupus Research and The Hamilton Funds of the Bank of New York since 2006 and a member of the Board of Directors of Arcadia Resources, Inc. since March 2007.

     Eugene M. McQuade, age 58, has been a Director of the Company since 2004. Mr. McQuade has been President and Chief Operating Officer of Federal Home Loan Mortgage Corp. (“Freddie Mac”) since September 2004 and a director of Freddie Mac since November 2004. Mr. McQuade was President and a director of Bank of America Corporation from April 2004 to June 2004. He previously had been President and Chief Operating Officer at FleetBoston Financial Corporation from 2002 to March 2004. Mr. McQuade served as Vice Chairman and Chief Financial Officer of FleetBoston Financial Corporation from 1997 to 2002. He also served as a director of FleetBoston Financial Corporation from 2003 until April 2004 (when FleetBoston Financial Corporation merged into Bank of America Corporation). Mr. McQuade is a Certified Public Accountant.

     Robert S. Parker, age 69, has been a Director of the Company since 1992. Dr. Parker has been Dean Emeritus and the Robert S. Parker Chaired Professor of the McDonough School of Business at Georgetown University since 1998. He served as Dean and a Professor of the School of Business Administration at Georgetown University from 1986 to 1997. Prior to 1986, Dr. Parker was a partner of McKinsey and Company, Inc., a consulting firm he joined in 1969. Dr. Parker has been a director of Middlesex Mutual Assurance Company since 1988.

     Alan Z. Senter, age 65, has been a Director of the Company since 1986. Mr. Senter is the Chairman of AZ Senter Consulting LLC, a financial advisory firm that he founded in 1993. Mr. Senter served as Executive Vice President and Chief Financial Officer of NYNEX Corporation from 1994 to 1997 and served as a director and Executive Vice President and Chief Financial Officer of International Specialty Products from 1992 to 1994. Mr. Senter previously served as the Vice President and Senior Financial Officer of Xerox Corporation from 1989 to 1992.

Directors whose terms of office do not expire at this meeting

     Class I Directors whose terms expire in 2008:

     Michael P. Esposito, Jr., age 67, has been Chairman of the Board since 1995 and a Director of the Company since 1986. Mr. Esposito has served as Chairman and a director of Primus Guaranty Ltd since March 2002. He has also served as a director of Forest City Enterprises since 1995. Mr. Esposito has served as Chairman and a Director of Security Capital Assurance Ltd since 2006. Mr. Esposito was Co-Chairman of Inter-Atlantic Capital Partners, Inc. from April 1995 to December 2000. Mr. Esposito served as Chief Corporate Compliance, Control and Administrative Officer of the Chase Manhattan Corporation from 1991 to 1995, having previously served as that company’s Executive Vice President and Chief Financial Officer from 1987 to 1991.

     Herbert Haag, age 60, has been a Director of the Company since June 2006. Mr. Haag was the founding President and Chief Executive Officer of Bermuda-based reinsurer PartnerRe Ltd. from 1993 until his retirement in December 2000. From December 2000 to 2002, Mr. Haag served as Senior Advisor of PartnerRe Ltd. Mr. Haag’s insurance industry career spans approximately 40 years, including 24 years with Swiss Reinsurance Company where he held various senior positions, latterly as Executive Vice President responsible for Swiss Re Zurich’s reinsurance business from Americas, Asia, Africa and Southern Europe. Mr. Haag is the President of the Swiss-Japanese Society in Switzerland.

     Cyril Rance, age 72, has been a Director of the Company since 1990. Prior to his retirement, Mr. Rance served as President and Chief Executive Officer of the Bermuda Fire & Marine Insurance Co. Ltd. from 1985 to 1990. Mr.

Rance has had a long and varied career in civic and government service and serves as a director of several investment, real estate, shipping and insurance companies located in Bermuda.

     Ellen E. Thrower, age 60, has been a Director of the Company since 1995. Dr. Thrower has been Executive Director and Professor of Risk Management and Insurance at the School of Risk Management, Insurance and Actuarial Science of the Peter J. Tobin College of Business at St. John’s University since 2001, and is President Emeritae of the College of Insurance, where she served as President and Chief Executive Officer from 1988 to 2001 (when the College of Insurance merged into St. John’s University). Dr. Thrower has also served as a director of SBLI USA Mutual Life Insurance Company, Inc. since 2004 and a director of United Educators Insurance since 1996.

     Class II Directors whose terms expire in 2009:

     Dale R. Comey, age 66, has been a Director of the Company since 2001. Mr. Comey was a director of St. Francis Hospital and Medical Center, Hartford, Connecticut from 1988 to 2006. Prior to his retirement, Mr. Comey was Executive Vice President at the corporate headquarters of the ITT Corporation from 1990 to 1996, where he was responsible for directing the operations of several ITT business units, including ITT Hartford and ITT Financial Corporation. From 1988 to 1990, Mr. Comey was President of ITT Hartford’s Property & Casualty Insurance Business.

     Robert Glauber, age 67, has been a Director of the Company since September 2006, having originally served on the Company’s board from 1998 to May 2005, at which time he stepped down to focus on other business commitments. Most recently, Mr. Glauber served as Chief Executive Officer of the National Association of Securities Dealers, Inc. (“NASD”) from November 2000 to August 2006 and, in addition, as Chairman from September 2001 to August 2006. Mr. Glauber, who is currently a director of Moody’s Corporation, Freddie Mac and Quadra Realty Trust, has previously served on the boards of the Federal Reserve Bank of Boston, a number of Dreyfus mutual funds and the Investment Company Institute. From 1989 to 1992, he served as Under Secretary of the Treasury for Finance and, prior to that, was a Professor of Finance at the Harvard Business School. After leaving the Treasury, he was a lecturer at Harvard’s Kennedy School of Government before joining NASD. He is currently a visiting Professor at the Harvard Law School and is a Senior Advisor to Peter J. Solomon Company.

     Brian M. O’Hara, age 58, has been President and Chief Executive Officer of the Company since 1994 and a Director of the Company since 1986. He has also served as Chairman of XL Insurance (Bermuda) Ltd since December 1995.

     John T. Thornton, age 69, has been a Director of the Company since 1988. He has also been a director of Arcadia Resources, Inc. since June 2004 and a director of the Friends of the Pontifical Irish College, Rome, Italy since 2003. Mr. Thornton served as Executive Vice President and Chief Financial Officer of Wells Fargo & Company (formerly Norwest Corporation) from 1967 to 1998. Mr. Thornton also served as Executive Vice President and Financial Executive of Wells Fargo & Company from December 1998 until November 1999.

EQUITY SECURITIES OWNED BENEFICIALLY

     The following table sets forth certain information with respect to the beneficial ownership as of March 8, 2007 of (i) the Company’s Shares (XL Ordinary Shares) and (ii) the common shares of the Company’s majority owned subsidiary, Security Capital Assurance Ltd (the “SCA Common Shares”), by each Director and each Named Executive Officer (hereinafter defined) of the Company and all Directors and executive officers of the Company as a group. The Shares are currently the only class of voting securities of the Company. There were 180,054,134 XL Ordinary Shares and 64,136,364 SCA Common Shares outstanding as of March 8, 2007.

Amount and Nature of Beneficial Ownership

	Title	Number of	Exercisable
Name of Beneficial Owner	of Class	Shares (1)	Options (2)	Total	Percent of Class
Dale R. Comey	XL Ordinary Shares	9,432	22,500	31,932	*

Jerry de St. Paer	XL Ordinary Shares	32,500	205,000	237,500	*

Michael P. Esposito, Jr.	XL Ordinary Shares	216,445	376,840	593,285	*
	SCA Common Shares	3,000	0	3,000	*

Robert Glauber	XL Ordinary Shares	5,287	37,533	42,820	*

Christopher V. Greetham	XL Ordinary Shares	21,250	240,000	261,250	*

Herbert Haag	XL Ordinary Shares	2,806	7,500	10,306	*

Henry C. V. Keeling (3)	XL Ordinary Shares	115,101	352,083	467,184	*

Joseph Mauriello	XL Ordinary Shares	2,859	7,500	10,359	*

Eugene M. McQuade	XL Ordinary Shares	8,953	10,000	18,953	*

Brian M. O’Hara (4)	XL Ordinary Shares	705,417	920,283	1,625,700	*

Robert S. Parker	XL Ordinary Shares	15,325	34,500	49,825	*

Cyril Rance	XL Ordinary Shares	21,413	34,500	55,913	*

Alan Z. Senter	XL Ordinary Shares	17,169	32,823	49,992	*

Sarah E. Street	XL Ordinary Shares	17,497	83,750	101,247	*

John T. Thornton	XL Ordinary Shares	39,587	32,443	72,030	*

Ellen E. Thrower	XL Ordinary Shares	13,840	34,500	48,340	*

Clive R. Tobin	XL Ordinary Shares	61,750	326,500	388,250	*

James H. Veghte	XL Ordinary Shares	52,604	156,638	209,242	*

John Weiser (5)	XL Ordinary Shares	31,794	32,000	63,794	*

Directors and executive officers	XL Ordinary Shares	1,509,394	3,363,894	4,873,288	2.71%
of the Company as a group	SCA Common Shares	3,000	0	3,000	*
including those named
above (23 persons in total)

________________
*	Represents less than 1% of each class of security beneficially owned.
(1)

Includes for XL Ordinary Shares, Deferred Share Units credited to the accounts of the Directors pursuant to their election to defer their Annual Retainer fees as described under “Cash Compensation Paid to Non-Employee Directors” above, on page 7.

(2)	Shares underlying options that are exercisable within 60 days of March 8, 2007.

(3)	Includes 65,612 Shares that Mr. Keeling owns indirectly.

(4)	Includes 15,750 Shares that Mr. O’Hara owns indirectly.

(5)	Includes 9,645 Shares that Mr. Weiser owns indirectly.

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation of the Chief Executive Officer, the Chief Financial Officer and the next three most highly compensated executive officers of the Company and an additional two executive officers of the Company (collectively, the “Named Executive Officers” or “NEOs”) for services paid for or rendered with respect to the Company and its subsidiaries in all capacities for the Company’s last fiscal year:

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and				Awards ($)	Awards ($)	Compensation	Earnings ($)	Compensation
Principal Position	Year	Salary ($)	Bonus ($)	(1)	(1)	(2)	(3)	(4)	Total ($)
Brian M. O’Hara	2006	$1,000,000	$4,750,000	$591,838	$2,198,413	$0	—	$310,500	$8,850,751
President and
Chief Executive
Officer of the
Company

Jerry M. de St. Paer (5)	2006	$550,000	$1,000,000	$1,036,273	$533,800	$0	—	$390,320	$3,510,393
Executive Vice
President and
Chief Financial
Officer of the
Company

Christopher V.	2006	$450,000	$2,250,000	$1,224,195	$942,675	$0	—	$97,187	$4,964,057
Greetham (6)
Former Executive
Vice President
and Chief
Investment
Officer of the
Company

Henry C. V. Keeling	2006	$632,500	$1,725,000	$1,040,735	$1,549,863	$0	—	$222,318	$5,170,416
Executive Vice
President and
Chief Operating
Officer of the
Company

Sarah E. Street	2006	$375,000	$2,500,000	$258,080	$317,644	$0	—	$419	$3,451,143
Executive Vice
President and
Chief Investment
Officer of the
Company

Clive R. Tobin (7)	2006	$691,275	$1,600,000	$1,775,548	$1,574,275	$0	—	$34,544	$5,675,642
Executive Vice
President and
Chief Executive
of Insurance
Operations of the
Company

James H. Veghte	2006	$500,000	$1,400,000	$593,033	$452,575	$0	—	$122,726	$3,068,334
Executive Vice
President and
Chief Executive
of Reinsurance
Operations of the
Company

_______________
(1)

Represents the dollar amount recognized by the Company for financial statement reporting purposes with respect to the 2006 fiscal year, for the fair-value of stock awards and option awards granted in 2006 as well as prior fiscal years, calculated using the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share Based Payments”. See Note 21(d) of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that might be realized by each Named Executive Officer. None of the Named Executive Officers received stock option grants with respect to performance year 2006. For retirement-eligible Named Executive Officers (Messrs. O’Hara, de St. Paer, Greetham, Keeling and Tobin) the entire amount is expensed on grant. See “2006 Stock and Option Awards Expense Details” table below for values associated with the 2006 annual expense and 2006 expense accelerations resulting from a change in SFAS No. 123R.

(2)

No specified criteria have been met and no compensation has been earned under the Company’s outstanding Long-Term Incentive Plan during 2006. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below.

(3)	The Company does not pay above-market rates for amounts deferred under the Non-Qualified Deferred Compensation Plan.

(4)	Represents the items of compensation and benefits separately identified in the “Other Annual Compensation from the Summary Compensation Table” below.

(5)

On November 24, 2006, Mr. de St Paer announced his decision to retire from the Company during 2007. On February 22, 2007 the Company entered into an agreement with Mr. de St. Paer pursuant to which he continued to be employed by the Company as its Executive Vice President and Chief Financial Officer through March 5, 2007. Mr. de St Paer assisted the Company with transition matters until such termination date. Ms. Fiona Luck, who will also continue in her role as Executive Vice President and Chief of Staff of the Company, has been named as interim Chief Financial Officer until a successor for Mr. de St. Paer has been identified. The Company is in the process of an external search for Mr. de St. Paer’s replacement.

(6)

On September 30, 2006, Mr. Greetham retired as the Executive Vice President and Chief Investment Officer of the Company but remained as an employee of the Company until December 31, 2006. Mr. Greetham will continue as a consultant to the Company pursuant to an agreement that commenced on January 1, 2007 with a one year term.

(7)

Mr. Tobin is paid his salary in British Pounds Sterling. Mr. Tobin’s annual salary for fiscal 2006 was converted from British Pounds Sterling to U.S. Dollars using the average foreign exchange rate for 2006 reported by the U.S. Federal Reserve of 1.8434.

Other Annual Compensation from the Summary Compensation Table

					Financial
		Housing	Tax	Travel	Counseling/	All
		Allowance	Reimbursements	Allowance	Tax	Other
Name	Year	(i)	(ii)	(iii)	Preparation	(iv)
Brian M. O’Hara	2006	$96,000	$43,513	$155,968	$8,750	$6,269
Jerry M. de St. Paer	2006	$204,000	$88,692	$30,934	$10,000	$56,694
Christopher V. Greetham	2006	$66,000	$0	$27,327	$0	$3,860
Henry C. V. Keeling	2006	$168,000	$0	$40,485	$0	$13,833
Sarah E. Street	2006	$0	$0	$0	$0	$419
Clive R. Tobin	2006	$0	$0	$0	$34,344	$200
James H. Veghte	2006	$108,000	$0	$0	$0	$14,726
_______________
(i)

Represents for Mr. de St. Paer, a housing allowance of $180,000 and an additional allowance of $24,000. Mr. Veghte owns a 21.8% ownership interest in a home in which a subsidiary of the Company owns the remaining 78.2% ownership interest. Mr.Veghte pays a fair market value rent to such subsidiary for the right to occupy these premises. This arrangement terminates on the earlier of Mr. Veghte’s termination from the Company, the sale of the home to a third party or July 1, 2008. This arrangement was entered into in connection with the relocation of Mr. Veghte to the Company’s offices in Stamford, Connecticut at the Company’s request.

(ii)

Represents for Messrs. O’Hara and de St. Paer, tax reimbursements in connection with their housing allowance. Such tax reimbursements were paid to the Company’s executives pursuant to changes made under The Tax Reconciliation Act of 2006 to section 911 of the U.S. Internal Revenue Code.

(iii)

Includes for Mr. O’Hara, $134,955 for Mr. O’Hara’s personal travel on the Company’s corporate aircraft in 2006, based upon the aggregate incremental cost to the Company. The aggregate incremental cost to the Company of Mr. O’Hara’s personal travel on the Company’s corporate aircraft is determined on a per flight basis and includes the following costs: hourly charge; international positioning charge; fuel variable charge; domestic segment fee; international passenger fee; and federal excise tax. Pursuant to the Company’s policy regarding the use of the Company’s aircraft, Mr. O’Hara is permitted to use the Company’s corporate aircraft for personal travel up to a limit of $150,000 per year based on the aggregate incremental cost to the Company.

(iv)

Includes payments made for, among other things, personal car benefits, club memberships and annual officers’ medical. In addition, includes for Mr. de St. Paer, payment of $41,682 made in 2006 for a car. In connection with the initial public offering of Security Capital Assurance Ltd (an indirect majority-owned subsidiary of the Company), Mr. O’Hara waived his right to receive a fee of $26,750 and an award of 25,000 options for his service as a director on the board of that company, which compensation was paid to the Company and accordingly, is not included in this table.

     Under the terms of the 1991 Performance Incentive Plan employees of the Company whose combined age and years of service aggregated to 65 or higher, were considered to be retirement-eligible, meaning that they were entitled to retain the rights to any of their unvested stock based awards upon departure from the Company. Statement of Financial Accounting Standards No. 123R, which the Company implemented in 2006, requires awards made on such a basis to be expensed in full at the time of the award notwithstanding the fact that the employee would not receive those awards until the normal vesting date should they remain employed by the Company.

     Messrs O’Hara, de St. Paer, Greetham, Keeling and Tobin were retirement-eligible in 2006, and accordingly, all of the stock based awards granted to them in 2006 were expensed by the Company in full in 2006. The table below sets out the impact of this change.

2006 Stock and Option Awards Expense Details

		2006 Stock Award		2006 Option Award
	2006 Annual	Retirement Rule	2006 Annual	Retirement Rule
	Stock Award	Expense	Options Award	Expense
	Expense (i)	Acceleration	Expense (i)	Acceleration
	($)	($)	($)	($)
Brian M. O’Hara	$591,838	$0	$2,198,413	$0
Jerry M. de St. Paer	$534,748	$501,525	$533,800	$0
Christopher V. Greetham	$428,048	$796,147	$488,325	$454,350
Henry C. V. Keeling	$639,515	$401,220	$1,169,613	$380,250
Clive R. Tobin	$840,928	$934,620	$1,194,025	$380,250

________________________________
(i) Reflects the expense that would have been recorded at December 31, 2006 had the Named Executive Officer not been retirement-eligible.

     As set out in the “Compensation Discussion and Analysis, 4. Executive Compensation Program Components, Holding Requirements” below, the terms under which an employee is viewed as retirement-eligible were amended in January 2007 for new awards.

     We continue our strategy of setting our executive salary levels at a level commensurate with the median of the market for the role that the executive occupies. Salaries for some of our executives were amended in early 2006 as a result of role changes, most notably Mr. Keeling’s with his promotion to Chief Operating Officer and Ms. Street’s with her promotion to Chief Investment Officer. No increases are being proposed for 2007. The annual incentive (bonus) awards are meant to reward individuals for prior year performance and the awards for performance year 2006 are in-line with the strong performance exhibited by the business, particularly in relation to 2005 awards and the corresponding company performance for that year. Long-Term Incentive awards are primarily based on competitive market levels for the position that the executive occupies and a portion of the award is based on executive performance for the prior year as well as contributions made to the executive leadership team. All other compensation amounts included in the table are based on general company-wide benefit plans in which the executives participate. Such amounts generally do not have discretionary approval by the Board since they are company-wide in nature, although the Board reviews executive participation when determining annual incentive and long-term incentive awards.

GRANTS OF PLAN-BASED AWARDS TABLE

     The following table complements the Summary Compensation Table disclosure of stock awards and option awards and shows each grant of an award made to the Named Executive Officers of the Company in the last completed fiscal year under any plan:

								All	All		Grant
								Other	Other		Date
								Stock	Option	Exercise	Fair
								Awards:	Awards:	or Base	Value of
								Number	Number of	Price of	Stock
		Estimated Future Payouts Under			Estimated Future Payouts Under			of Shares	Securities	Option	and
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards(1)			of Stock or	Underlying	Awards	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	($/Sh)	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	(2)	(3)
Brian M.	3/10/2006	$0	$2,500,000	$7,500,000	—	—	—	0	0	$0	$0
O’Hara
Jerry M.	3/10/2006	$0	$500,000	$1,500,000	—	—	—	10,000	0	$0	$666,000
de St. Paer
Christopher	3/10/2006	$0	$500,000	$1,500,000	—	—	—	5,000	0	$0	$333,000
V. Greetham
Henry C. V.	3/10/2006	$0	$500,000	$1,500,000	—	—	—	8,000			$532,800
Keeling	2/24/2006								30,000	$67.93	$507,000
Sarah E.	3/10/2006	$0	$500,000	$1,500,000	—	—	—	8,000			$532,800
Street	10/01/2006								15,000	$68.70	$262,650
Clive R.	3/10/2006	$0	$500,000	$1,500,000	—	—	—	8,000			$532,800
Tobin	12/01/2006							10,000			$705,500
	2/24/2006								30,000	$67.93	$507,000
James H.	3/10/2006	$0	$500,000	$1,500,000	—	—	—	8,000	0	$0	$532,800
Veghte	7/31/2006							25,000		$0	$1,592,500
_____________________
(1)	The Company does not have any Equity Incentive Plan Awards.

(2)	Dividends paid on Shares are paid quarterly at $0.38 per Share. The Company has no preferential dividends.

(3)

Represents the grant date fair value of each equity award calculated in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share Based Payments.” See Note 21(d) of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

     The Company’s Long-Term Incentive Plan (“LTIP”) is designed to provide for both incentives and alignment of senior executives with Shareholders. LTIP awards are made, in general, each year and each award is conditioned on achievement of a three-year performance metric. Each senior executive is awarded a “face value” figure that would correspond to target performance for the three-year period. In 2005, the Compensation Committee made awards to executives with a face value of $100,000 per person and the performance metric used to value the actual award was a three-year Net Income metric based on the Company’s three-year strategic plan for 2005 to 2007. Maximum payout for this award was set at $200,000, a minimum payout was set at $50,000, and the awards will payout in the first quarter of 2008.

     The awards made in 2006 varied in face value. Payouts for such awards will be tied to a three-year average ROE metric for 2006 to 2008, with a payout scheduled for the first quarter of 2009. The three-year average ROE was set based on the Company’s three-year strategic plan for 2006 to 2008. The maximum payout for this award was set at 300% conditioned on achievement. If three-year return on equity (meaning, operating income divided by the average ordinary Shareholders’ equity for the period) (“ROE”) performance is below 10% then no payout will be made.

     On March 1, 2001, the Company entered into an employment agreement with one of its named executive officers, Jerry de St. Paer, to serve as Executive Vice President and Chief Financial Officer of the Company (the “de St. Paer Employment Agreement”). On November 24, 2006, Mr. de St Paer announced his decision to retire from the Company during 2007. On February 22, 2007 the Company entered into an agreement with Mr. de St. Paer pursuant to which he continued to be employed by the Company as its Executive Vice President and Chief Financial Officer through March 5, 2007. Pursuant to such agreement, he will receive payments and benefits substantially as provided in Section 8(d) (ii) of the de St. Paer Employment Agreement (Termination Without Cause). The Company has agreed to waive the provisions in the de St. Paer Employment Agreement relating to non-competition and non-solicitation of customers. The de St. Paer Employment Agreement provided for (i) a specified base salary, which is subject to review for increase annually, (ii) an annual bonus pursuant to the Company’s incentive compensation plan as determined by the Compensation Committee and stock option and restricted share grants pursuant to the Company’s performance incentive program, (iii) reimbursement for or payment of certain travel, living and other expenses and (iv) the right to participate in such other employee or fringe benefit programs for senior executives as are in effect from time to time.

     The Company has also entered into employment agreements (the “NEO Employment Agreements”) with the following named executive officers: Henry C.V. Keeling, to serve as the Company’s Executive Vice President and Chief Operating Officer; Sarah Street, to serve as the Company’s Executive Vice President and Chief Investment Officer; Clive R. Tobin, to serve as the Company’s Executive Vice President and Chief Executive of Insurance Operations; and James H. Veghte, to serve as the Company’s Executive Vice President and Chief Executive of Reinsurance Operations.

     Each NEO Employment Agreement provides for (i) a specified base salary, which is initially as set forth in the Summary Compensation Table and is subject to annual review and may be increased by the Compensation Committee, (ii) an annual bonus pursuant to the Company’s incentive compensation plan, the actual amount earned to be determined by the Compensation Committee, (iii) reimbursement for or payment of certain travel and other expenses and (iv) the right to participate in such other employee benefit programs as are in effect for senior executives from time to time. Employment is for an original term of one year and will continue to be automatically extended for successive one year periods unless the Company or the executive provides written notice that the term is not to be extended at least six months prior to the then scheduled expiration date. Each of these executives has agreed to certain confidentiality, non-competition and non-solicitation provisions.

     Each NEO Employment Agreement provides for indemnification of the executive by the Company to the maximum extent permitted by applicable law and the Company’s charter documents and requires the Company to maintain directors’ and officers’ liability coverage in an amount equal to at least $75,000,000.

     With respect to the Company’s Former Executive Vice President and Chief Investment Officer, Christopher V. Greetham, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Greetham, which commenced on January 1, 2007 after his retirement from the Company. Under the Consulting Agreement, Mr. Greetham will provide certain advisory services to the Company relating to its investment portfolio and investment strategy. The Consulting Agreement has a one year term, and can be terminated by either party at any time on the provision of ten (10) days’ written notice to the other party. Mr. Greetham will provide services as an independent contractor and is not eligible to participate in any Company welfare, retirement or incentive plans.

     The Consulting Agreement provides that in exchange for the consulting services, Mr. Greetham (i) shall receive a fee of $250,000 on an annualized basis; (ii) will be reimbursed for his reasonable out of pocket expenses incurred in connection with the provision of services, (iii) will be reimbursed for certain spousal travel in connection with his provision of services and (iv) would be eligible to receive, at the sole discretion of the Company’s Chief Executive Officer, additional payments based upon his provision of advisory services that result in “capital events” resulting from value created by investments entered into by XL Capital Investment Partners Inc., a subsidiary of the Company.

     Mr. Greetham also has a contractual obligation to maintain and refrain from divulging confidential and proprietary information of the Company. While he may continue to maintain any board memberships he may currently have with any investment affiliate of the Company, the Company can request his resignation from those positions at any time during the term of the Consulting Agreement. The Company may extend the term of the Consulting Agreement for another year after expiration subject to pre-approval of the Compensation Committee and Nominating & Governance Committee.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

     The following table shows the unexercised options, stock that has not vested and equity incentive plan awards for the Named Executive Officers of the Company outstanding as of the end of the last fiscal year:

	Option Awards (1)					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market or
			Incentive					Awards:	Payout
			Plan					Number of	Value of
			Awards:				Market	Unearned	Unearned
		Number of	Number of			Number of	Value of	Shares,	Shares,
	Number of	Securities	Securities			Shares or	Shares or	Units	Units
	Securities	Underlying	Underlying			Units of	Units of	or Other	or Other
	Underlying	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Unexercised	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options (#)	(#) Un-	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	exercisable	(#)	($)	Date	(#)	($)(2)	(#)	($)
Brian M. O’Hara	1,533	0	—	47.95	03/06/2007	23,125	$1,665,463	—	—
	100,000	0		61.50	12/01/2007
	1,533	0		57.85	03/05/2008
	75,000	0		73.00	12/04/2008
	150,000	0		50.00	12/09/2009
	75,000	0		80.00	03/09/2011
	140,000	0		93.00	03/08/2012
	104,999	35,001		68.62	03/07/2013
	92,500	92,500		88.00	03/05/2014
	50,000	150,000		75.48	03/04/2015

Jerry M. de St. Paer	30,000	0	—	78.00	02/20/2011	26,125	$1,881,523	—	—
	55,000	0		93.00	03/08/2012
	22,499	7,501		68.62	03/07/2013
	20,001	19,999		77.10	03/05/2014
	12,500	37,500		75.48	03/04/2015

Christopher V. Greetham	25,000	0	—	61.50	12/01/2007	0	$0	—	—
	20,000	0		73.00	12/04/2008
	40,000	0		80.00	03/09/2011
	45,000	0		93.00	03/08/2012
	40,000	0		68.62	03/07/2013
	40,000	0		77.10	03/07/2014
	30,000	0		75.48	03/04/2015

Henry C. V. Keeling	40,000	0	—	79.25	08/07/2008	28,250	$2,034,565	—	—
	20,000	0		73.00	12/04/2008
	28,333	0		50.00	12/09/2009
	50,000	0		80.00	03/09/2011
	55,000	0		93.00	03/08/2012
	30,000	10,000		68.62	03/07/2013
	22,500	22,500		77.10	03/05/2014
	18,750	56,250		75.95	01/05/2015
	20,000	60,000		75.48	03/04/2015
	0	30,000		67.93	02/24/2016

Sarah E. Street	15,000	0	—	76.00	04/02/2011	14,000	$1,008,280	—	—
	20,000	0		93.00	03/08/2012
	18,750	6,250		68.62	03/07/2013
	10,000	10,000		77.10	03/05/2014
	4,375	13,125		75.48	03/04/2015
	0	15,000		68.70	10/01/2016

	Option Awards (1)					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market or
			Incentive					Awards:	Payout
			Plan					Number of	Value of
			Awards:				Market	Unearned	Unearned
		Number of	Number of			Number of	Value of	Shares,	Shares,
	Number of	Securities	Securities			Shares or	Shares or	Units	Units
	Securities	Underlying	Underlying			Units of	Units of	or Other	or Other
	Underlying	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Unexercised	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options (#)	(#) Un-	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	exercisable	(#)	($)	Date	(#)	($)(2)	(#)	($)
Clive R. Tobin	4,000	0	—	61.50	12/01/2007	38,125	$2,745,763	—	—
	10,000	0		73.00	12/04/2008
	40,000	0		50.00	12/09/2009
	50,000	0		80.00	03/09/2011
	60,000	0		93.00	03/08/2012
	30,000	10,000		68.62	03/07/2013
	25,000	25,000		77.10	03/05/2014
	18,750	56,250		75.95	01/05/2015
	20,000	60,000		75.48	03/04/2015
	0	30,000		67.93	02/24/2016

James H. Veghte	20,000	0	—	79.25	08/07/2008	44,375	$3,195,888	—	—
	10,000	0		73.00	12/04/2008
	23,387	0		80.00	03/09/2011
	1,075	0		93.00	03/08/2012
	23,425	0		93.00	03/08/2012
	17,657	5,886		68.62	03/07/2013
	1,092	365		68.62	03/07/2013
	12,501	12,499		77.10	03/05/2014
	7,500	22,500		75.48	03/04/2015
	0	20,000		78.02	01/12/2014
________________
(1)

All options were granted under the Company’s 1991 Performance Incentive Plan. Each option award has a 10 year term and vests in 4 equal annual installments (at a rate of 25% per year) from the date of grant. Vesting dates for each option award can therefore be calculated accordingly.

(2)	Pursuant to the Company’s 1991 Performance Incentive Plan, the vesting of Mr. Greetham’s Shares accelerated to December 31, 2006, in connection with his retirement from the Company on that date.

OPTION EXERCISES AND STOCK VESTED

     The following table sets forth the options exercised and each vesting of stock during the last fiscal year for the Named Executive Officers of the Company on an aggregate basis:

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#) (2)	Vesting ($)
Brian M. O’Hara	176,129	$5,779,700	3,125	$212,031
Jerry M. de St. Paer	0	$0	500	$33,925
Christopher V. Greetham	40,000	$827,640	22,425	$1,610,094
Henry C. V. Keeling	0	$0	1,250	$84,813
Sarah E. Street	0	$0	1,000	$67,975
Clive R. Tobin	0	$0	3,125	$211,444
James H. Veghte	0	$0	2,875	$194,724

_______________
(1)	Represents the difference between the exercise price and the fair market value of the Shares on the date of exercise.

(2)

All Shares were granted under the Company’s 1991 Performance Incentive Plan. Each Share awarded has a 10 year term and vests in 4 equal annual installments (at a rate of 25% per year) from the date of grant, except for Mr. Greetham who was subject to accelerated vesting due to his retirement from the Company on December 31, 2006. Vesting dates for each Share awarded can therefore be calculated accordingly.

PENSION BENEFITS

     None of the Company’s Named Executive Officers participates or has any accrued benefit under any of the Company’s defined benefit pension plans.

NON-QUALIFIED DEFERRED COMPENSATION

     The following table shows amounts contributed to the Company’s only defined contribution plan for the Named Executive Officers that provides for the deferral of compensation on a basis that is not tax-qualified in the last fiscal year:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Last Fiscal Year	Distribution	Fiscal Year End
Name(1)	($)	($)	($)	($)	($)
Brian M. O’Hara	$35,000	$132,300	$247,365	$0	$3,557,477
Jerry M. de St. Paer	$23,958	$72,050	$100,974	$0	$801,968
Sarah E. Street	$105,042	$124,333	$101,164	$0	$1,088,575
James H. Veghte	$22,542	$51,320	$67,034	$0	$724,516

________________________
(1)      Messrs. Greetham, Keeling and Tobin do not participate in any Non-Qualified Deferred Compensation arrangements with the Company.

     The Company’s Non-Qualified Deferred Compensation Plan is based on Company prescribed contribution rates that are established for all participating employees. Aggregate earnings are based on the performance of the underlying mutual funds chosen by the executive from a prescribed list of choices sponsored by the Company through a third-party vendor. As no preferential performance or interest rates are accorded any of the notional investments that executives have in the Company’s Non-Qualified Deferred Compensation Plan, no monies relating to the Non-Qualified Deferred Compensation Plan are reported in the Summary Compensation Table on page 14.

     Participants are allowed to defer both salary and bonus into the Non-Qualified Deferred Compensation Plan. All participants in the Non-Qualified Deferred Compensation Plan are required to have on file with the Company a payout election form indicating the terms chosen by the participant for payout at the time of termination or retirement. No executive is allowed to take a loan from the Company or against their outstanding plan balance.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

President and Chief Executive Officer

     Mr. O’Hara does not have an employment agreement with the Company. Except for death or disability, no payments would be made to Mr. O’Hara upon termination or change-in-control of the Company. In the event of termination of Mr. O’Hara’s employment by reason of death or disability, Mr. O’Hara would be entitled to accelerated vesting of his rights under any option or restricted share grants and pension plans, pursuant to the Company’s 1991 Performance Incentive Plan that governs all equity awards made to employees of the Company. In the event Mr. O’Hara’s employment were to have been terminated on December 29, 2006, the last business day of the Company’s fiscal year, by reason of death or disability, the value of the estimated potential payments to be received by Mr. O’Hara described above, would be 277,501 option Shares and 23,125 restricted Shares. Based upon the difference between the exercise price of the options and the closing price of the Shares on December 29, 2006 or $72.02, the net value of these options would be $119,003. Based upon the closing price of the Shares on December 29, 2006, the value of these Shares would be $1,665,463.

Named Executive Officers

Jerry de St. Paer Employment Agreement

     Although Mr. de St. Paer is no longer employed by the Company, as described above, the de St. Paer Employment Agreement as in effect as of the previous fiscal year end, is detailed below. The potential payments upon termination or a change in control of the Company pursuant to the de St. Paer Employment Agreement were as follows:

     Termination Due to Death or Disability

     Mr. de St. Paer’s employment agreement provided that, in the event of the termination of his employment prior to the expiration date of the employment agreement (after giving effect to any extensions thereof) by reason of death or disability:

(i)

Mr. de St. Paer (or in the case of death, Mr. de St. Paer’s spouse or estate) would have been entitled to receive his then current base salary through the end of the sixth month after the month in which his employment is terminated;

(ii)

Mr. de St. Paer (or his estate) would have been entitled to any annual bonus awarded but not yet paid or a bonus for the year of termination in an amount determined by the Compensation Committee (but not less than a pro rata portion of his targeted annual bonus for the year);

(iii)	Mr. de St. Paer (or his estate) would have been entitled to accelerated vesting of his rights under any option or restricted share grants and pension plans; and

(iv)	Mr. de St Paer would have received 6 months medical benefits continuation.

     In the event Mr. de St. Paer’s employment were to have been terminated on December 29, 2006, the last business day of the Company’s fiscal year, by reason of death or disability, the value of the estimated potential payments to be received by Mr. de St. Paer described in clauses (i), (ii), and (iii) above would have been as follows: (i) $275,000; (ii) $750,000; (iii) 65,000 option Shares and 26,125 restricted Shares. Based upon the difference between the exercise price of the options and $72.02, the closing price of the Shares on December 29, 2006, the cash value of these in the money options would have been $25,503. Based upon the closing price of the Shares on December 29, 2006, the value of these Shares would have been $1,881,523.

     Termination Without Cause

     In the event of termination of his employment without cause prior to a Change in Control (as defined in his employment agreement), Mr. de St. Paer would have been entitled to his then current base salary through the date on which termination occurs, participation in employee benefit programs through the remainder of the term of his employment agreement, 6 months medical benefits continuation, and:

     (i)      a cash lump sum payment equal to two times his then current base salary;

(ii)

a cash lump sum payment equal to one times the higher of (x) his targeted annual bonus for the year of termination or (y) the average annual bonus actually awarded for the year immediately preceding the year of termination;

(iii)	any annual bonus earned or awarded but not yet paid; and

(iv)	accelerated vesting of his rights under any option or restricted share grants and pension plans.

     In the event Mr. de St. Paer’s employment were to have been terminated on December 29, 2006, the last business day of the Company’s fiscal year, without cause prior to a Change in Control, the value of the estimated potential payments to be received by Mr. de St. Paer described in clauses (i), (ii), (iii) and (iv) above would have been as follows: (i) $1,100,000; (ii) $550,000; (iii) $750,000; and (iv) 65,000 option Shares and 26,125 restricted Shares. Based upon the difference between the exercise price of the options and $72.02, the closing price of the Shares on December 29, 2006, the cash value of these in the money options would have been $25,503. Based upon the closing price of the Shares on December 29, 2006, the value of these Shares would have been $1,881,523.

Termination Without Cause Following a Change in Control; For Good Reason; or In connection with a Change in Control

     If Mr. de St. Paer were terminated (a) by the Company without cause within the 24-month period following a Change in Control and, if the Change in Control is stockholder approval of an Event (as defined in his employment agreement), prior to a termination of the agreement to effect the Event (the “Post-Change Period”), (b) by Mr. de St. Paer for Good Reason (as defined in his employment agreement) during the Post-Change Period; or (c) in connection with or anticipation of a Change in Control within one year prior to the date on which a Change in Control occurs, he would have been entitled to his then current base salary through the date on which termination occurs and:

(i)	a cash lump sum payment equal to two times his then current base salary immediately prior to such termination or Change of Control, whichever is greater;

(ii)

a cash lump sum payment equal to two times the largest annual bonus awarded to him in the three years preceding the year in which the Change in Control occurs, provided that such bonus is at least equal to the targeted annual bonus for the year of such termination;

(iii)

an amount equal to the higher of (x) his annual bonus actually awarded for the year immediately preceding the year of the Change in Control or (y) his targeted annual bonus that would have been awarded for the year of termination, pro rated by a fraction for the number of months or fraction thereof in which he was employed in the year of termination; and

(iv)	accelerated vesting of his rights under any option or restricted share grants and pension plans.

     Mr. de St. Paer would also have been entitled to continued exercisability of stock options for three years after termination of employment and continued medical benefits for two years after termination of employment. In addition, Mr. de St. Paer would have been entitled to gross-up payments in the event excise taxes on his payments or benefits are imposed on him under Section 280G of the United States Internal Revenue Code, as set forth in his employment agreement.

     In the event Mr. de St. Paer’s employment were to have been terminated on December 29, 2006, the last business day of the Company’s fiscal year, by reason of (a), (b) or (c) above, the value of the estimated potential payments to be received by Mr. de St. Paer described in clauses (i), (ii) and (iii) above would have been as follows: (i) $1,100,000; (ii) $1,100,000; (iii) $550,000; and (iv) 65,000 option Shares and 26,125 restricted Shares. Based upon the difference between the exercise price of the options and $72.02, the closing price of the Shares on December 29, 2006, the cash value of these in the money options would have been $25,503. Based upon the closing price of the Shares on December 29, 2006, the value of these Shares would have been $1,881,523.

     Termination With Cause or Other Voluntary Termination

     If Mr. de St. Paer were terminated by the Company with Cause or other voluntary termination by Mr. de St. Paer, he would have been entitled to:

     (i)      his then current base salary through the date on which termination occurs;

(ii)

continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by him in accordance with the terms of the plans under which such options or equity securities were issued; and

(iii)

his vested accrued benefits under any employee benefit programs in the case of voluntary termination and, if such programs expressly provide for such benefits, in the case of termination by the Company with Cause.

Employment Agreements of Henry C. V. Keeling, Clive R. Tobin, James H. Veghte and Sarah E. Street

     The potential payments upon termination or a change in control of the Company pursuant to Henry C.V. Keeling’s employment agreement to serve as the Company’s Executive Vice President and Chief Operating Officer; Sarah Street’s employment agreement to serve as the Company’s Executive Vice President and Chief Investment Officer; Clive R. Tobin’s employment agreement to serve as the Company’s Executive Vice President and Chief Executive of Insurance Operations; and James H. Veghte’s employment agreement to serve as the Company’s Executive Vice President and Chief Executive of Reinsurance Operations, are as follows:

     Termination Due to Death or Disability

     Each NEO Employment Agreement provides that, in the event of the termination of the executive’s employment prior to the expiration date of the employment agreement (after giving effect to any extensions thereof) by reason of death or disability the executive shall be entitled to:

(i)

(or in the case of death, the executive’s spouse or estate shall be entitled to) receive the executive’s then current base salary through the end of the six month period after the month in which the executive’s employment is terminated;

(ii)

(or the executive’s estate shall be entitled to) any annual bonus awarded but not yet paid or a pro rata bonus for the year of termination in an amount determined by the Compensation Committee (but not less than a pro rata portion of the executive’s average annual bonus for the immediately preceding three years); and

(iii)

(or the executive’s estate shall be entitled to) the executive’s vested accrued benefits under any employee benefit programs, continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by the executive in accordance with the terms of the plans under which such options or other rights were issued, and continued medical benefit plan coverage for the executive and the executive’s dependents for a period of six months.

     In the event the employment of any of Messrs. Keeling, Tobin, Veghte or Ms. Street were to have been terminated on December 29, 2006, the last business day of the Company’s fiscal year, by reason of death or disability, the value of the estimated potential payments to be received by Messrs. Keeling, Tobin, Veghte or Ms. Street described in clauses (i), (ii), and (iii) above would have been as follows:

Mr. Keeling
(i) $337,500; (ii) $1,725,000; (iii) 178,750 option Shares and 28,250 restricted Shares. Based upon the difference between the exercise price of the options and $72.02, the closing price of the Shares on December 29, 2006, the cash value of these in the money options would have been $156,700. Based upon the closing price of the Shares on December 29, 2006, the value of these Shares would have been $2,034,565.

Mr. Tobin
(i) $345,638; (ii) $1,600,000; (iii) 181,250 option Shares and 38,125 restricted Shares. Based upon the difference between the exercise price of the options and $72.02, the closing price of the Shares on December 29, 2006, the cash value of these in the money options would have been $156,700. Based upon the closing price of the Shares on December 29, 2006, the value of these Shares would have been $2,745,763.

Mr. Veghte
(i) $250,000; (ii) $1,400,000; (iii) 61,250 option Shares and 44,375 restricted Shares. Based upon the difference between the exercise price of the options and $72.02, the closing price of the Shares on December 29, 2006, the cash value of these in the money options would have been $21,253. Based upon the closing price of the Shares on December 29, 2006, the value of these Shares would have been $3,195,888.

Ms. Street
(i) $225,000; (ii) $2,500,000; (iii) 44,375 option Shares and 14,000 restricted Shares. Based upon the difference between the exercise price of the options and $72.02, the closing price of the Shares on December 29, 2006, the cash value of these in the money options would have been $71,050. Based upon the closing price of the Shares on December 29, 2006, the value of these Shares would have been $1,008,280.

     Termination Without Cause

     In the event of termination of the executive’s employment by the Company without Cause (as defined in the employment agreement) or by the executive if the executive is assigned duties inconsistent with his position (but such assignment does not constitute “Good Reason” as defined in the employment agreement), the executive shall be entitled to the executive’s then current base salary through the date on which termination occurs and:

(i)	a cash lump sum payment equal to the sum of two times the executive’s then current base salary;

(ii)

a cash lump sum payment equal to the sum of one times the higher of the targeted annual bonus for the year of such termination or the average of the executive’s annual bonus for the three years immediately preceding the year of termination;

(iii)	any annual bonus awarded but not yet paid; and

(iv)

the executive’s vested accrued benefits under any employee benefit programs, continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by the executive in accordance with the terms of the plans under which such options or other rights were issued and continued medical benefit plan coverage for the executive and the executive’s dependents for a period of 24 months.

     In the event the employment of either of Messrs. Keeling, Tobin, Veghte or Ms. Street were to have been terminated on December 29, 2006, the last business day of the Company’s fiscal year, without cause, the value of the estimated potential payments to be received by Messrs. Keeling, Tobin, Veghte or Ms. Street described in clauses (i), (ii), (iii) and (iv) above would have been as follows:

Mr. Keeling
(i) $1,350,000; (ii) $1,012,500; (iii) $1,725,000; and (iv) 178,750 option Shares and 28,250 restricted Shares. Based upon the difference between the exercise price of the options and $72.02, the closing price of the Shares on December 29, 2006, the cash value of these in the money options would have been $156,700. Based upon the closing price of the Shares on December 29, 2006, the value of these Shares would have been $2,034,565.

Mr. Tobin
(i) $1,382,550; (ii) $864,094; (iii) $1,600,000; and (iv) 181,250 option Shares and 38,125 restricted Shares. Based upon the difference between the exercise price of the options and $72.02, the closing price of the Shares on December 29, 2006, the cash value of these in the money options would have been $156,700. Based upon the closing price of the Shares on December 29, 2006, the value of these Shares would have been $2,745,763.

Mr. Veghte
(i) $1,000,000; (ii) $666,667; (iii) $1,400,000; and (iv) 61,250 option Shares and 44,375 restricted Shares. Based upon the difference between the exercise price of the options and $72.02, the closing price of the Shares on December 29, 2006, the cash value of these in the money options would have been $21,253. Based upon the closing price of the Shares on December 29, 2006, the value of these Shares would have been $3,195,888.

Ms. Street
(i) $900,000; (ii) $1,538,333; (iii) $2,500,000; and (iv) 44,375 option Shares and 14,000 restricted Shares. Based upon the difference between the exercise price of the options and $72.02, the closing price of the Shares on December 29, 2006, the cash value of these in the money options would have been $71,050. Based upon the closing price of the Shares on December 29, 2006, the value of these Shares would have been $1,008,280.

Termination Without Cause Following A Change in Control; For Good Reason; By the Company Within One Year Prior to Change in Control

     Notwithstanding the foregoing, in the event of termination of the executive’s employment (a) by the Company without Cause within the 24-month period following a Change in Control (as defined in the employment agreement)

(the “Post-Change Period”), (b) by the executive for Good Reason during the Post-Change Period or (c) by the Company within one year prior to a Change in Control and it is reasonably demonstrated that such termination arose in connection with or anticipation of the Change in Control, then the executive shall be entitled to the executive’s then current base salary through the date on which termination occurs and:

(i)	a cash lump sum payment equal to the sum of two times the executive’s then current base salary;

(ii)

a cash lump sum equal to the sum of two times the average of the executive’s annual bonus for the three years immediately preceding the year in which the Change in Control occurs, provided such bonus shall be at least equal to the targeted annual bonus for the year of such termination;

(iii)

an amount equal to the higher of the executive’s annual bonus actually awarded in the year immediately preceding the year in which the Change in Control occurs or (y) the targeted annual bonus that would have been awarded to the executive for the year of such termination, pro rated by a fraction based on the number of months or fraction thereof in which the executive was employed by the Company in the year of termination; and

(iv)

the executive’s vested accrued benefits under any employee benefit programs, continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by the executive in accordance with the terms of the plans under which such options or other rights were issued.

     The executive shall also be entitled to continued medical benefit plan coverage for the executive and the executive’s dependents for a period of 24 months and to accelerated vesting of the executive’s rights (i) under any retirement plans; and (ii) under any stock options or other rights with respect to equity securities of the Company held by the executive, which options or other rights shall be exercisable for the shorter of three years or the original term of the security. In addition, the executive shall be entitled to gross-up payments in the event excise taxes on the executive’s payments or benefits are imposed under Section 280G of the United States Internal Revenue Code.

     In the event the employment of either of Messrs. Keeling, Tobin, Veghte or Ms. Street were to have been terminated on December 29, 2006, the last business day of the Company’s fiscal year, by reason of (a), (b) or (c) above, the value of the estimated potential payments to be received by each of Messrs. Keeling, Tobin, Veghte or Ms. Street described in clauses (i), (ii), (iii) and (iv) above, would have been as follows:

Mr. Keeling
(i) $1,350,000; (ii) $2,025,000; (iii) $1,012,500 and (iv) 178,750 option Shares and 28,250 restricted Shares. Based upon the difference between the exercise price of the options and $72.02, the closing price of the Shares on December 29, 2006, the cash value of these in the money options would have been $156,700. Based upon the closing price of the Shares on December 29, 2006, the value of these Shares would have been $2,034,565.

Mr. Tobin
(i) $1,382,550; (ii) $1,728,188; (iii) $864,094; and (iv) 181,250 option Shares and 38,125 restricted Shares. Based upon the difference between the exercise price of the options and $72.02, the closing price of the Shares on December 29, 2006, the cash value of these in the money options would have been $156,700. Based upon the closing price of the Shares on December 29, 2006, the value of these Shares would have been $2,745,763.

Mr. Veghte
(i) $1,000,000; (ii) $1,333,334; (iii) $625,000; and (iv) 61,250 option Shares and 44,375 restricted Shares. Based upon the difference between the exercise price of the options and $72.02, the closing price of the Shares on December 29, 2006, the cash value of these in the money options would have been $21,253. Based upon the closing price of the Shares on December 29, 2006, the value of these Shares would have been $3,195,888.

Ms. Street
(i) $900,000; (ii) $3,076,667; (iii) $1,350,000; and (iv) 44,375 option Shares and 14,000 restricted Shares. Based upon the difference between the exercise price of the options and $72.02, the closing price of the Shares on December 29, 2006, the cash value of these in the money options would have been $71,050. Based upon the closing price of the Shares on December 29, 2006, the value of these Shares would have been $1,008,280.

Termination With Cause or Other Voluntary Termination

     In the event of termination of the executive’s employment by the Company with Cause or other voluntary termination by the executive, the executive shall be entitled to:

(i)	the executive’s then current base salary through the date on which termination occurs;

(ii)

continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by the executive in accordance with the terms of the plans under which such options or equity securities were issued; and

(iii)

the executive’s vested accrued benefits under any employee benefit programs in the case of voluntary termination and, if such programs expressly provide for such benefits, in the case of termination by the Company with Cause.

     All grants of restricted shares and share options under the Company’s incentive compensation plans automatically vest upon a Change in Control (as defined in such plans).

COMPENSATION DISCUSSION AND ANALYSIS

1.   Introduction

     We operate on a global basis primarily in the property and casualty insurance industry and, to a lesser extent, the financial services industry. We serve the insurance, reinsurance and financial services needs of institutional or corporate clients, typically the global equivalent of the Fortune 2000.

     The property and casualty insurance and reinsurance markets have historically been cyclical, meaning that based on market conditions, there have been periods when premium rates are high and policy terms and conditions are more favorable (a “hard market”), and there have been periods where premium rates decline and policy terms and conditions are less favorable (a “soft market”). This has been driven primarily by competition in the marketplace, the supply of capital in the industry, investment yields and the frequency and severity of loss events. Our goal is to build long-term shareholder value by capitalizing on current opportunities and managing through any potential downward cycles by reducing our property and casualty book of business and exposures if and when rates deteriorate to unprofitable levels. As part of our long-term strategy, we look to financial products and services to provide a diversified stream of earnings that are not directly tied to the property and casualty cycle.

     Our executive compensation programs are established so that our executives are rewarded for creating long-term shareholder value, by strengthening our competitiveness within our industry, resulting in an increase in the value of our share price. Accordingly, performance measurements for the programs described below are set with the idea that attainment of both internal and external (relative to peers) goals will increase our long-term shareholder value.

     The goals of our executive compensation programs are to:

  Attract and retain high quality executives that will implement our business strategy effectively. Due to the highly competitive nature of attracting key executives within the commercial insurance/reinsurance industry, our aim is to provide substantial rewards to those executives that prove consistently successful in their roles. Differentiation based on performance is a hallmark of our programs.

  Motivate executives to maximize the long term creation of shareholder value. With attainment of a return on equity (meaning, operating income divided by the average ordinary Shareholders’ equity for the period) (“ROE”) performance metric required for the vesting of restricted shares and a cash long-term incentive plan (“LTIP”) that pays out based on a three-year ROE performance metric, consistent annual returns are rewarded. If our company should have a sub-standard performance year, restricted shares do not vest and the LTIP payout will be reduced.

  Align our business actions with our core values and our pay-for-performance philosophy. While it is important that we attain our stated business goals, we will not do so at the expense of our core values. These core values underscore and define who we are to our customers and other stakeholders. Our principles are predicated on the understanding that executive contributions to the Company’s success demonstrate the base core values that underpin our Company’s culture:

Ethics — We insist on the highest standard of personal and professional conduct to secure the absolute trust and confidence of our clients, our stakeholders and our colleagues.

Teamwork — We achieve greater contribution when we work together. We recognize and reward team effort.

Excellence — We require continuous improvement in the quality of all the work that we do. We reward those who continually seek to improve the quality of their work.

Development — Ensuring that all our staff realizes their full potential is the only way for us to reach our business objectives. We expect everyone to take the initiative for their own professional development and to actively seek opportunities to assist in the development of colleagues and subordinates.

Respect — We must all value and respect the differences and diversity within our own organization. Lack of personal and professional respect in dealing with our colleagues is not tolerated.

2.   Executive Compensation Program Review and Oversight

     The goals of our executive compensation programs have been established by the Compensation Committee of the Board of Directors. This committee consists of three independent directors: Dale R. Comey (Chairman), Robert R. Glauber and Eugene M. McQuade. All Compensation Committee members are outside directors as defined under Section 162(m) of the Internal Revenue Code (“Section 162(m)”) and qualify as independent Directors under the NYSE listing standards. The Compensation Committee evaluates and approves all senior executive compensation actions, as well as compensation and benefits policies, plans and programs.

     The Chief Executive Officer, Brian M. O’Hara, is responsible for providing recommendations to the Compensation Committee with respect to all compensation actions for the executive officers other than himself, as well as the cash incentive pools and the long-term incentive pools for all non-executive employees. The Compensation Committee expects that Mr. O’Hara will justify his recommendations based on actual performance against agreed upon metrics, relative performance versus the Company’s peers and, at the business unit level, relative contributions to overall company results. Mr. O’Hara is required by the Compensation Committee to detail the company’s operating results each year, how these results compare to the Company’s peer group of 11 companies in the global commercial insurance/reinsurance market, individual performance of senior executives and how his compensation recommendations relate to such performance comparisons.

     The Compensation Committee retains an independent consulting firm to assist in calculations for the annual incentive pool and to advise the Compensation Committee of any issues requiring the consulting firm’s expertise. In 2006, the Compensation Committee retained the consultant to size the annual incentive pool.

3.   Executive Compensation Philosophy and Core Principles

     Our compensation strategy is punctuated by differentiation — we are a “pay for performance” company. Accordingly, we target our salary compensation levels to be at the 50th percentile of the local market in which each executive operates and the annual incentive target compensation levels are set between the 50th and the 75th percentile of our market relative to our peer group. We drive superior performance by paying above these market levels to executives that make superior contributions to the Company’s success as measured by the performance of their business unit relative to annual internal and external goals and their contributions to the Company’s overall success.

     Using all instruments that are practically available, we position the total compensation package for executives competitively relative to the market for their skill-sets; in particular, the market for most of our executives consists of those companies that operate in the global commercial insurance/reinsurance industry. While not all of our executives can be expressly tied to such a market (e.g., certain finance, information technology or investments executives), our aim is to reward executives relative to their contributions to the success of the Company in any given year. This does not necessitate having every executive at or above market levels. Individual considerations such as performance, previous experience and additional skill-sets are considered when determining compensation for an executive. Due to our focus on providing variable compensation, actual pay can be well above or below an executive’s market median based on actual business and individual performance.

     We are a performance-oriented company and we seek to “pay-for-performance”. This is achieved by minimizing the fixed elements (salary and benefits) of compensation that do not relate to performance of the Company, business line or executive while maximizing the variable elements (annual and long-term incentives) that relate to, and are paid out based on, performance.

     Since much of our business requires multiple years to determine whether we have been successful in our risk assessments, we choose to put a significant portion of our senior executive compensation packages in long-term vehicles that provide wealth to our executives when value is created for shareholders. This combination of retaining and motivating our executives is carried out by using different vehicles that have different objectives. In general, our goal for our NEOs is to have 10% - 20% of their total annual compensation in annual salary, 20% - 40% in annual cash incentive and the remainder in a mix of long-term incentives.

     We work to maintain equity and fairness in the distribution of total compensation for executives in similar jobs, with similar performance and in similar local markets. We do not attempt to equalize total compensation across geographical markets, varying business markets or different performance levels.

4.   Executive Compensation Program Components

     We aim to reward performance based on annual performance goals, long-term performance goals and our corporate core values by using two “fixed” components (base salaries and perquisites and benefits) and two “variable” components (annual incentives and long-term incentives) in our executive compensation program. For our NEOs, we complete an annual review of peer data that is disclosed in public filings (primarily annual reports on Form 10-K and annual proxy statements filed on Schedule 14A) to ensure that our compensation levels are competitive with those companies we view as direct competitors and to better understand trends in the use of compensation vehicles. The competitor group that we have defined includes companies in the commercial insurance/reinsurance market that have an average market capitalization and revenue base that is similar to ours. We also review companies in our industry that are both larger and smaller than ours and we appropriately adjust the compensation delivered by these companies when making comparisons. There are no companies in our compensation peer group that are not defined as commercial insurance and/or reinsurance companies.

     Fixed Components

  Base Salaries. Base salaries are established based on the responsibilities of the executive, the relative salary level paid by our peer group to executives with similar levels of responsibility and the geographic location of the executive. Base salaries are intended to compensate an executive for executing the basic responsibilities of their job. Due to the relatively fixed nature of base salaries, we aim to pay at the median of the respective market and we undertake a review and adjustment of executive base salaries each year in the first quarter. The Compensation Committee reviews the recommendations made by Mr. O’Hara each year with respect to all executive officers and the Committee reviews the base salary of Mr. O’Hara in the same manner. Since base salaries are paid for executing the basic responsibilities of the job, base salaries are adjusted when there has been a change to the market level being paid for the responsibilities of that job or when the role of the executive has changed. Mr. O’Hara last received a salary increase in 2001; since that time, the Compensation Committee has reviewed the salary level for Mr. O’Hara and believes that his salary approximates the median of the competitive peer group.

  Perquisites and Supplemental Benefits. Pursuant to our pay-for-performance philosophy, executives receive minimal perquisites and minimal supplemental benefits, most notably a non-qualified supplemental deferred compensation plan which allows U.S. tax-paying executives to defer receipt of up to 95% percent of their base salary and 100% of their annual incentive award, which are notionally invested in a series of mutual funds that are managed by our retirement plan vendor. This type of benefit is provided to executives by a majority of our peer companies. We do not have any defined benefit (pension) plans for our NEOs. Health and retirement benefits are provided to all employees based on market norms in the local markets in which we operate and at local market levels. Since benefits supplement the overall total rewards package and due to the fixed nature of the costs incurred in providing such benefits, we review local markets periodically to determine the appropriate vehicles and cost-sharing levels relative to peer companies (as described above) in the local markets in which we operate.

     Variable Components

  Annual Incentives. Annual incentives are awarded by the Compensation Committee, payable based on the attainment of financial and operational goals of the company, business unit and individual goals and are paid in cash within the first quarter of the following year. Determination of payout levels includes both absolute and relative performance. Individuals have target annual incentive levels that vary based on the executive’s role with no stipulation of a maximum or minimum payout level. Executives are evaluated based on four primary criteria: 1) the overall performance of the company and their contribution to that performance, 2) the performance of the business unit or function that the executive leads, 3) the executive’s attainment of annual performance goals and 4) the executive’s personal and business unit/ function’s adherence to the company’s core values.

  Performance measures that determine the annual incentive pool include ROE, Operating Earnings per Ordinary Share (EPS), Book Value per Ordinary Share and Total Shareholder Return (TSR). Book Value per Share and TSR are measured relative to our peer group of 11 companies in the commercial insurance/reinsurance market. By choosing these indices, the Compensation Committee can judge the performance of management regarding how it handles broad market events and trends in the global commercial insurance/reinsurance market relative to our peer group. EPS is measured in absolute terms, against goals set by the Board of

  Directors early each year. This allows the Compensation Committee to judge management on its ability to adhere to its annual plan, which is intended to generate an above market return to shareholders. ROE is measured in both relative and absolute terms since it is the strongest metric for measuring the effectiveness of the use of shareholder capital. The measures are part of a formula that calculates a pool based on the sum total of all target bonuses, and the Compensation Committee has the discretion to increase or decrease the pool by up to 25% of the target pool to adjust for anomalies in the calculation or material non- recurring events that unjustly inflate or deflate the annual incentive pool.

  The funding of the annual incentive pool is then distributed to the various business lines and functions based on their annual performance so that managers can disseminate the pool to individuals based on performance against pre-determined goals for the year. Executive management reviews these recommendations before submitting them to the Compensation Committee for approval.

  The Compensation Committee reviews the recommendations made by each business/functional unit as well as each of the recommendations made for the Executive Management Group, a cross-enterprise leadership body that assists the Executive Management Board in shaping its decisions on long-term strategy and near- term priorities. This group is currently made up of approximately 50 individuals. The Compensation Committee includes a recommendation for Mr. O’Hara’s compensation and submits the entire program to the Board of Directors for approval.

  The annual incentive pool for 2006 was calculated to be approximately 170% of the target pool. We exceeded our planned internal goals of ROE and EPS in 2006 due primarily to the relatively benign storm season as well as favorable net prior year loss development and strong performance in our investment operations. Relative to our peer group we were slightly above the median for our ROE performance and in the top third for our increase in Book Value per Ordinary Share. The actual payout level was less than the calculated pool with payout equaling approximately 155% of the collective target amount. The NEOs collectively received approximately 200% of their collective bonus target levels.

  Long-Term Incentives To motivate sustained performance and the creation of superior long-term value for our shareholders, as well as to provide retention mechanisms to key executives, both stock-based vehicles (restricted stock, options, stock appreciation rights) and cash vehicles (deferred cash awards, long-term incentive plan awards) are used to reward middle management and senior executives. The vehicle chosen to award an executive depends upon such variables as current holdings, desired performance focus, career cycle management, vehicle availability and usage within our peer group.

     Stock Options and Stock Appreciation Rights

When awarded, stock options or stock appreciations rights (SARs) are granted at the closing market price of the stock at the date of the next Board of Directors meeting following the release of full-year earnings to the market, usually in late February. To enhance the retention aspect associated with stock options and SARs, both vest ratably over four years and the Compensation Committee uses a Black-Scholes model to determine the value of the options/SARs to be awarded. Stock options are exercisable for up to 10 years from the date of grant to allow executives to focus on the creation of long-term shareholder value. In general, stock options are only awarded to senior executives, and then, only on a limited basis.

Stock option awards made for purposes other than the annual program in February are made at the market price on the last day of the second month of a quarter after the Compensation Committee approves the award.

The Compensation Committee made the decision not to award any stock options or SARs related to 2006 performance to any of the NEOs (although one member of Senior Management received stock options in order to increase such senior executive’s exposure to our stock price). The Committee will continue to review the level of equity exposure for its executive officers and it will consider future awards of stock options as appropriate.

     Restricted Stock

Any restricted stock award made to an executive as part of the annual program is granted in early March, following approval by the Board of Directors. As required by an amendment made to the 1991 Performance Incentive Plan in 2004, at least 50% of the shares approved by shareholders for award to employees must have a performance vesting criteria. As a result of this requirement, all of the restricted shares granted to

NEOs vest ratably over 4 years if the ROE threshold is attained for that year. Otherwise the shares are held until they meet a multi-year average ROE threshold. Under this plan, those shares that were scheduled to vest in March of 2006 (based on 2005 performance) did not vest. Those shares that did not vest in 2006 will vest in 2007 because the 2-year average ROE required threshold was met. All shares that were scheduled to vest in 2007 as a result of 2006 ROE performance will vest because the annual ROE required threshold was met.

Based on 2006 performance as well as the scope of the executive’s role, the Compensation Committee made restricted stock awards to the NEOs on March 9, 2007 as follows: Mr. O’Hara received 32,000 shares, Mr. Keeling received 12,000 shares, Ms. Street received 10,000 shares, Mr. Tobin received 8,000 shares and Mr. Veghte received 8,000 shares.

     Long-Term Incentive Plan (LTIP)

The Long-Term Incentive Plan, or LTIP, is a cash program that allows the company to motivate executives with a 3-year cliff-vest award that pays out based on performance against a performance metric determined by the Compensation Committee. The metric chosen by the Compensation Committee is one that is expected to create long-term Shareholder value when achieved. The likelihood of whether we attain the performance goals is partially dependent upon the level of any catastrophic events that occur during the performance period as well as other financial factors that will impact our long-term Shareholder value.

The awards made in 2005 will pay out in March 2008 based on a 3-year accumulated operating income metric. The face value of all 2005 awards is $100,000. The minimum payout level for this award equates to a payout of 50% of the award’s face value, while the maximum payout for an executive is 200% of the face value of the award. These awards represented the first to be given from the new LTIP program and are the only awards that will have a minimum payout that is greater than zero.

The awards made in 2006 will pay out in March 2009 if performance exceeds a threshold level of 3-year ROE. The threshold performance level would equate to a payout of 50% of an award’s face value. Below this threshold level there will not be any payment and the maximum payout for an executive is 300% of the face value of the award. This 3-year ROE metric aligns with the Company’s 2006 strategic plan. The face value of awards made in 2006 varied by executive based on the executive’s role and the other long-term incentive awards made to the executive.

The performance metric to be used for the 2007 awards (with performance years 2007 – 2009) will again be a 3-year ROE metric and will require that the 3-year ROE meets a threshold performance level before a 50% payout is made and the maximum payout that could be attained is again 300%. For this award, the Compensation Committee has discretion of up to 50 percentage points so that the Committee can either increase or decrease the value of the award based on the relative performance of our 3-year ROE versus the 3-year ROE performance of our peer group. Based on 2006 performance as well as the scope of the executive’s role, the Compensation Committee made LTIP awards to the NEOs on March 15, 2007 with face value amounts as follows: Mr. O’Hara received a $3,000,000 face value award, Mr. Keeling received a $750,000 face value award, Ms. Street received a $500,000 face value award, Mr. Tobin received a $500,000 face value award and Mr. Veghte received a $500,000 face value award.

     Holding Requirements

To better align our executives’ interests with those of our shareholders, the Compensation Committee has put in place requirements that our executives hold an amount of Shares, share units and stock options with value relative to their base salaries. Executives are given three years to obtain the required holdings, otherwise shortfalls in meeting the requirements will be taken into consideration when determining future awards. All NEOs currently meet the required holdings.

CEO	5x base salary
Executive Officers	3x base salary
Executive Management Group	2x base salary

     The 1991 Performance Incentive Plan which governs all equity awards has a vesting provision that allows all option shares and restricted shares to vest once an employee retires from the Company and has a combined age plus years of service that equals 65. Effective January 1, 2007, any new awards will also require that the employee be a minimum of 55 years old at the time of leaving the Company and will require the prior approval of the Compensation Committee before any such awards vest. As a result of this change, grants of share-based awards to retirement eligible employees will no longer be expensed in full at the time of grant. They will be expensed in the same manner as grants to non-retirement-eligible employees.

     The Compensation Committee reviews the recommendations made by each business/functional unit as well as each of the recommendations made for the Executive Management Group. The Compensation Committee includes a recommendation for Mr. O’Hara’s long-term incentive awards and submits the recommendations to the Board of Directors for approval.

5.   Chief Executive Officer and Chairman’s Compensation

     The Compensation Committee evaluated the Chief Executive Officer’s performance pertaining to a series of objectives established for 2006. The Committee and the Board continue to believe Mr. O’Hara’s leadership is strong, effective and appropriate. The leadership demonstrated by Mr. O’Hara in responding to the events of 2005 positioned the Company to achieve record profits in 2006, and the Committee believes that the Company is well-positioned, financially strong and focused on enhancing Shareholder value. As a result of this performance, the Compensation Committee recommended and the full Board of Directors approved a cash bonus of $4.75 million, 32,000 shares of performance-vested restricted stock and an LTIP award of $3.0 million. The cash bonus amount is 238% of his annual target payout level and this level is generally aligned with the collective payout ratios awarded to the other NEOs. His long-term awards are appropriately performance based and continue to align Mr. O’Hara with shareholders. The Compensation Committee believes that this compensation package is appropriately competitive relative to similarly situated executives.

     The Compensation Committee evaluated the Chairman’s performance pertaining to a series of objectives established for 2006. Mr. Esposito provided excellent overall leadership to the Board, especially with respect to issues of corporate governance and in relation to the initial public offering of Security Capital Assurance Ltd. The Committee recommended and the Board approved for Mr. Esposito a cash bonus of $1.5 million.

Compensation Committee Report

     The Compensation Committee has reviewed and discussed with management of the Company, the Compensation Discussion and Analysis. Based on this review and these discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K For the year ended December 31, 2006.

Compensation Committee
Dale R. Comey, Chairman
Robert Glauber
Eugene M. McQuade

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

     The primary purpose of the Audit Committee is to assist the Board’s oversight of the integrity of the Company’s financial statements, including its system of internal controls, the Company’s independent registered public accounting firm’s (the “Independent Auditor”) qualifications, independence and performance, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. During 2006, Messrs. Thornton, Comey, Mauriello, McQuade, Rance, Senter and Dr. Thrower served on the Audit Committee. The Audit Committee is currently comprised of seven independent Directors and operates under a written charter. A current copy of the Audit Committee Charter is available on the Company’s website located at www.xlcapital.com. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the Independent Auditor, as appropriate. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations and the Company’s Code of Business Conduct and Ethics and Code of Ethics for XL Senior Financial Officers or to set or determine the adequacy of the Company’s reserves.

     The Audit Committee has reviewed and discussed the Company’s system of internal controls over financial reporting. Based on the Audit Committee’s review of the audited financial statements and management’s assessment of the effectiveness of the Company’s system of internal controls over financial reporting, its discussions with management regarding the audited financial statements, its receipt of written disclosures and the letter from the Independent Auditor required by Independence Standards Board Standard No. 1, its discussions with the Independent Auditor regarding such auditor’s independence, the audited financial statements, the matters required to be discussed by the Statement on Auditing Standards 61, the Independent Auditor’s opinion on the effectiveness of the Company’s system of internal controls over financial reporting and on management’s assessment of the effectiveness of the Company’s system of internal controls over financial reporting, and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Audit Committee
John T. Thornton, Chairman
Dale R. Comey
Joseph Mauriello
Eugene M. McQuade
Cyril Rance
Alan Z. Senter
Ellen E. Thrower

Audit Fees

     The aggregate fees billed by PriceWaterhouseCoopers LLP for audit services for the years ended December 31, 2006 and 2005 were approximately $14,600,000 and $14,500,000, respectively. Audit fees are for professional services rendered primarily in connection with the audit and quarterly review of the consolidated financial statements and other attestation services that comprised the audits for insurance statutory and regulatory purposes in the various jurisdictions in which the Company operates and the provision of certain opinions relating to the Company’s filings with the SEC. Included in the aggregate fees noted above for the year ended December 31, 2006, is $1,150,000 for engagements of PriceWaterhouseCoopers LLP by an indirect majority-owned subsidiary of the Company, Security Capital Assurance Ltd (“SCA”), which are reviewed and approved by the independent audit committee of SCA pursuant to pre-approval policies adopted by such committee.

Audit-Related Fees

     The aggregate fees billed by PriceWaterhouseCoopers LLP for audit-related professional services for the years ended December 31, 2006 and 2005 were approximately $1,432,000 and $123,610, respectively. Audit-related fees were (i) in 2006 primarily related to assurance and related services rendered primarily in connection with accounting consultations and services related to the initial public offering of SCA, and other services associated with SCA’s filings on Form S-1 in connection therewith and (ii) in 2005 primarily related to assurance and related services rendered primarily in connection with accounting consultations. Included in the aggregate fees noted above for the year ended December 31, 2006, is $480,125 for engagements of PriceWaterhouseCoopers LLP by SCA, which are reviewed and approved by the independent audit committee of SCA pursuant to pre-approval policies adopted by such committee.

Tax Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for tax services for the fiscal years ended December 31, 2006 and 2005 were $132,000 and $104,661, respectively. These fees are for professional services rendered for tax compliance. Included in the aggregate fees noted above for the year ended December 31, 2006, is $25,000 for engagements of PriceWaterhouseCoopers LLP by SCA, which are reviewed and approved by the independent audit committee of SCA pursuant to pre-approval policies adopted by such committee.

All Other Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for products and services rendered to the Company, other than the services described above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees”, for the fiscal years ended December 31, 2006 and 2005 were $3,538 and $45,052, respectively. The aggregate fees billed by PricewaterhouseCoopers LLP for such products and services rendered to the Company (i) in 2006 related to software licenses acquired for technical accounting reference tools required for regulatory filings and (ii) in 2005 primarily related to online access to human resource advisory services and software licenses acquired for technical accounting reference tools required for regulatory filings.

General

     The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the Independent Auditor. The Audit Committee will annually review and pre-approve the audit, review, attestation and permitted non-audit services to be provided during the next audit cycle by the Independent Auditor. To the extent practicable, the Audit Committee or the Chairman of the Audit Committee will also review and approve a budget for such services. Services proposed to be provided by the Independent Auditor that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or the Chairman of the Audit Committee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or the Chairman of the Audit Committee. All requests or applications for the Independent Auditor to provide services to the Company shall be submitted to the Audit Committee or the Chairman of the Audit Committee.

     The Audit Committee considered whether the provision of non-audit services performed by the Independent Auditor is compatible with maintaining PricewaterhouseCoopers LLP’s independence during 2005 and 2006. The Audit Committee concluded in 2006 that the provision of these services was compatible with the maintenance of PricewaterhouseCoopers LLP’s independence in the performance of its auditing functions during 2006.

II. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

     The Audit Committee of the Board of Directors is required by law and applicable NYSE rules to be directly responsible for the appointment, compensation and retention of the Company’s Independent Auditor. The Audit Committee has appointed PricewaterhouseCoopers LLP as the Independent Auditor for the year ending December 31, 2007. While Shareholder ratification is not required by the Company’s Articles of Association or otherwise, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the Shareholders for ratification as part of good corporate governance practices. If the Shareholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider whether to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its Shareholders.

     The Board of Directors recommends a vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor to audit the Company’s consolidated financial statements for the year ending December 31, 2007. The persons designated as proxies will vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor, unless otherwise directed. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual General Meeting, with the opportunity to make a statement should they choose to do so and are expected to be available to respond to questions, as appropriate.

     Your Board of Directors recommends a vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP, New York, New York.

III. SHAREHOLDER PROPOSALS FOR 2008 ANNUAL GENERAL MEETING

     Shareholder proposals intended for inclusion in the Proxy Statement for the 2008 Annual General Meeting should be submitted in accordance with the procedures prescribed by Rule 14a-8 promulgated under the Exchange Act and sent to the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda. Such proposals must be received by November 9, 2007.

     In addition, a Shareholder may present a proposal at the 2008 Annual General Meeting other than pursuant to Rule 14a-8 promulgated under the Exchange Act. Any such proposal will not be included in the Proxy Statement for the 2008 Annual General Meeting and must be received by the Company’s Secretary at XL House, One Bermudiana Road, Hamilton, HM 11, Bermuda by February 1, 2008. If any such proposal is not so received, such proposal will be deemed untimely and, therefore, the persons appointed by the Board of Directors as its proxies will have the right to exercise discretionary voting authority with respect to such proposal.

     Pursuant to the Company’s Articles of Association, any Shareholder entitled to attend and vote at any Annual General Meeting may nominate persons for election as Directors if written notice of such Shareholder’s intent to nominate such persons is received by the Secretary at XL House, One Bermudiana Road, Hamilton, HM 11, Bermuda not less than five days or more than 21 days before the date appointed for such Annual General Meeting. Such notice must include the following information about the proposed nominee: (a) name, age and business and residence addresses, (b) principal occupation or employment, (c) class and number of Shares or securities of the Company beneficially owned; and (d) any other information required to be disclosed in solicitations of proxies pursuant to Regulation 14A promulgated under the Exchange Act, including the proposed nominee’s written consent to serve if elected. Such notice must also include information on the Shareholder making the nomination, including such Shareholder’s name and address as it appears on the Company’s books and the class and number of Shares of the Company beneficially owned by such Shareholder. The nomination of any person not made in compliance with the foregoing procedures shall be disregarded.

IV. OTHER MATTERS

     While management knows of no other matters to be brought before the Annual General Meeting other than the approval of the minutes of the 2006 Annual General Meeting of Shareholders, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

Proxy Solicitation

     The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by Directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation for such services. In addition to the foregoing, the Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies for a fee of approximately $10,000 plus reasonable out-of-pocket expenses and disbursements. Upon request, the Company will also reimburse brokers and others holding Shares in their names, or in the names of nominees, for forwarding proxy materials to their customers.

     The Company will furnish, without charge, to any Shareholder a copy of its Annual Report on Form 10-K that it files with the SEC. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 may be obtained upon written request to the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda.

As ordered, Brian M. O’Hara President and Chief Executive Officer

APPENDIX A

XL CAPITAL LTD

DIRECTOR INDEPENDENCE STANDARDS

     The Board of Directors of XL Capital Ltd (the “Company”) has adopted the following standards to assist it in making determinations of independence in accordance with the NYSE Corporate Governance rules.

Employment Relationships

     A director will be deemed to be independent unless, within the preceding three years:

such director

is or was an employee of the Company or any of the Company’s subsidiaries, other than an interim Chairman or Chief Executive Officer or other executive officer;

is a current partner of the Company’s internal or external auditor;

is a current employee of the Company’s internal or external auditor; or

was (but is no longer) a partner or employee of the Company’s internal or external auditor who personally worked on the Company’s audit within that time.

any immediate family member of such director

is or was an executive officer of the Company or any of the Company’s subsidiaries;

is a current partner of the Company’s internal or external auditor;

is a current employee of the Company’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or

was (but is no longer) a partner or employee of the Company’s internal or external auditor who personally worked on the Company’s audit within that time.

Compensation Relationships

     A director will be deemed to be independent unless, within the preceding three years:

  such director has received during any twelve-month period more than $100,000 in direct compensation from the Company or any of its subsidiaries other than: (i) director and committee fees; (ii) pension or other forms of deferred compensation for prior service; provided, however, that such compensation is not contingent in any way on continued service; and (iii) compensation received for former service as an interim Chairman or Chief Executive Officer or other executive officer; or

  an immediate family member of such director has received during any twelve-month period more than $100,000 in direct compensation from the Company or any of its subsidiaries as a director or executive officer other than: (i) director and committee fees and (ii) pension or other forms of deferred compensation for prior service; provided, however, that such compensation is not contingent in any way on continued service.

Commercial Relationships

     A director will be deemed to be independent unless:

  such director is a current employee of another company that has made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

  an immediate family member of such director is a current executive officer of another company that has made payments to, or received payments from, the Company or any of its subsidiaries for property or services

A-1

  in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Charitable Relationships

     A director will be deemed to be independent unless, within the preceding three years such director was an executive officer of a tax-exempt organization that received contributions from the Company or any of its subsidiaries in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenues; unless the Board determines such relationships not to be material or otherwise consistent with a Director’s independence.

Interlocking Directorates

     A director will be deemed to be independent unless, within the preceding three years:

  such director is or was employed as an executive officer of another company where any of the Company’s or its subsidiaries’ present executive officers at the same time serves or served on that company’s compensation committee; or

  an immediate family member of such director is or was employed as an executive officer of another company where any of the Company’s or its subsidiaries’ present executives at the same time serves or served on that company’s compensation committee.

Other Relationships

     For relationships not specifically mentioned above, the determination of whether a director has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and therefore would not be independent, will be made by the Board of Directors after taking into account all relevant facts and circumstances. For purposes of these standards, a director who is solely a director and/or a non-controlling shareholder of another company that has a relationship with the Company and/or is, directly or indirectly, a security holder of the Company will not be considered to have a material relationship based solely on such relationship that would impair such director’s independence.

     For purposes of the standards set forth above, “immediate family member” means any of such director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law (other than those who are no longer family members as a result of legal separation or divorce, or those who have died or become incapacitated) and anyone (other than a domestic employee) who shares such director’s home. For purposes of the standards set forth above, “executive officer” means the Company’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of the Company’s subsidiaries shall be deemed officers of the Company if they perform such policy-making functions for the Company.

     These standards shall be interpreted in a manner consistent with the New York Stock Exchange Corporate Governance Rules.

A-2

PLEASE DETACH PROXY CARD HERE

XL CAPITAL LTD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned holder of Class A Ordinary Shares of XL Capital Ltd hereby appoints Brian M. O’Hara or, failing him, Kirstin Romann Gould to be its proxy and to vote for the undersigned on all matters arising at the Annual General Meeting of holders of Class A Ordinary Shares of XL Capital Ltd or any adjournment thereof, and to represent the undersigned at such meeting or any adjournment thereof to be held on April 27, 2007 in Hamilton, Bermuda.

THE SHARES REPRESENTED HEREBY WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED HEREIN. IF NO INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED “FOR” ITEMS 1 AND 2 ON THE REVERSE HEREOF, ALL SAID ITEMS BEING FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING, DATED AS OF MARCH 19, 2007, AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGED. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

(Continued, and to be marked, dated and signed, on the other side)

SEE REVERSE SIDE

2007 Annual General Meeting April 27, 2007 Hamilton, Bermuda

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE

This method is available for residents of the U.S. and Canada. On a touch tone telephone, call

TOLL FREE 1-800-786-5337, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your Proxy Card ready, then follow the pre-recorded instructions. Available until 5 p.m. Eastern Time on Thursday, April 26, 2007.

INTERNET

Visit the Internet website at http://proxy.georgeson.com.

Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. Available until 5 p.m. Eastern Time on Thursday, April 26, 2007.

MAIL Simply complete, sign and date your Proxy Card and return it in the postage-paid envelope. If you are delivering your proxy by telephone or the Internet, please do not mail your Proxy Card.

COMPANY NUMBER	CONTROL NUMBER

TO DELIVER YOUR PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE

Please mark your vote as indicated in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1.	To elect the following four Nominees as Class III Directors to hold office until 2010:			2.	To ratify the appointment of PricewaterhouseCoopers LLP, New York, New York to act as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007.	FOR	AGAINST	ABSTAIN
	(1) Joseph Mauriello (2) Eugene M. McQuade (3) Robert S. Parker (4) Alan Z. Senter	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees

INSTRUCTION: To withhold authority to vote for any nominee listed, write that nominee’s name in the space provided below:

Date	, 2007

SIGNATURE(S)

IMPORTANT: Please sign exactly as your name(s) appear(s) hereon. If you are acting as attorney-in-fact, corporate officer, or in a fiduciary capacity, please indicate the capacity in which you are signing.